                                                                        Ex. 10.1

                                                               EXECUTION VERSION

                          HYPOTHECATION LOAN AGREEMENT

                                     BETWEEN

                               RESORT FUNDING LLC

                                       AND

                            SILVERLEAF RESORTS, INC.

                                  MAY 20, 2005

                                TABLE OF CONTENTS

SECTION 1 -  RECITALS...............................................    1

SECTION 2 -  DEFINITIONS............................................    1

   2.0         Advance..............................................    1
   2.1         Affiliate............................................    1
   2.2         Apple Mountain Resort................................    1
   2.3         Applicable Law.......................................    2
   2.4         Assignment of Notes Receivable and Mortgages.........    2
   2.5         Borrowing Base.......................................    2
   2.6         Club.................................................    2
   2.7         Club Documents.......................................    2
   2.8         Collateral...........................................    2
   2.9         Compliance Documents.................................    2
   2.10        Custodian............................................    2
   2.11        Custodial Agreement..................................    3
   2.12        Declaration..........................................    3
   2.13        Default Rate.........................................    3
   2.14        EBITDA...............................................    3
   2.15        Effective Date.......................................    3
   2.16        Eligible Deferred Note Receivable....................    3
   2.17        Eligible Note Receivable.............................    3
   2.18        Environmental Indemnity Agreement....................    6
   2.19        Environmental Laws...................................    6
   2.20        FICO Credit Bureau Score.............................    6
   2.21        Event of Default.....................................    7
   2.22        Financed Note Receivable.............................    7
   2.23        Financing Statement..................................    7
   2.24        Fox River Resort.....................................    7
   2.25        GAAP.................................................    7
   2.26        Governmental Authority...............................    7
   2.27        Hazardous Materials..................................    7
   2.28        Hill Country Resort..................................    7
   2.29        Holiday Hills Resort.................................    7
   2.30        Holly Lake Resort....................................    7
   2.31        Improvements.........................................    8
   2.32        Indebtedness.........................................    8
   2.33        Initial Advance......................................    8
   2.34        Intercreditor Agreement..............................    8
   2.35        Interest Rate........................................    8
   2.36        Interval.............................................    8
   2.37        Lake O' The Woods Resort.............................    8
   2.38        Loan.................................................    8
   2.39        Loan Documents.......................................    8

   2.40        Lockbox Agent.........................................    9
   2.41        Lockbox Agreement.....................................    9
   2.42        Mandatory Prepayment..................................    9
   2.43        Maturity Date.........................................    9
   2.44        Maximum Exposure......................................    9
   2.45        Mortgage..............................................    9
   2.46        Negative Pledge Agreement.............................    9
   2.47        Note..................................................    9
   2.48        Note Receivable.......................................    9
   2.49        Oak N' Spruce Resort..................................    9
   2.50        Orlando Breeze Resort.................................    9
   2.51        Ozark Mountain Resort.................................   10
   2.52        Permitted Exceptions..................................   10
   2.53        Person................................................   10
   2.54        Piney Shores Resort...................................   10
   2.55        Property..............................................   10
   2.56        Purchase Documents....................................   10
   2.57        Purchaser.............................................   10
   2.58        Recreation and Use Agreements.........................   10
   2.59        Replacement Note Receivable...........................   10
   2.60        Resorts...............................................   10
   2.61        Resort Association....................................   11
   2.62        Resort Documents......................................   11
   2.63        Revolving Period......................................   11
   2.64        Servicing Agreement...................................   11
   2.65        Silverleaf's Seaside Resort...........................   11
   2.66        The Villages..........................................   11
   2.67        Tangible Net Worth....................................   11
   2.68        Timber Creek Resort...................................   11
   2.69        Timeshare Acts........................................   11
   2.70        UCC...................................................   12
   2.71        Unit..................................................   12

SECTION 3 -  THE LOAN................................................   12

   3.0         Advances..............................................   12
   3.1         Amount Financed.......................................   12
   3.2         Availability..........................................   12
   3.3         Term..................................................   12
   3.4         Note..................................................   13
   3.5         Interest Rate.........................................   13
   3.6         Payments..............................................   13
   3.7         Prepayment............................................   14
   3.8         Commitment Fee........................................   15

SECTION 4 -  COLLATERAL..............................................   15

   4.0         Grant of Security Interest............................   15

   4.1         Security Interests in All Pledged Notes Receivable............    16
   4.2         Security Agreement............................................    16
   4.3         Protection of Collateral......................................    16

SECTION 5 -  CONDITIONS PRECEDENT TO ADVANCES................................    17

   5.0         Closing Deliveries............................................    17
   5.1         Deliveries Prior to Each Advance..............................    17
   5.2         Security Interests............................................    18
   5.3         Representations and Warranties................................    18
   5.4         No Default....................................................    18
   5.5         Performance of Agreements.....................................    19
   5.6         Governmental Approvals........................................    19
   5.7         Purchase Documents and Resort Documents.......................    19
   5.8         Opinion of Counsel............................................    19
   5.9         Waiver of Borrowing Restrictions..............................    19
   5.10        Other Documents and Instruments...............................    19
   5.11        No Change of Management.......................................    19

SECTION 6 -  REPRESENTATIONS AND WARRANTIES OF BORROWER......................    19

   6.0         Existence; Good Standing......................................    19
   6.1         Authorization and Enforceability..............................    20
   6.2         Litigation and Proceedings....................................    20
   6.3         Taxes.........................................................    20
   6.4         Financial Statements and Business Condition...................    20
   6.5         Compliance with Applicable Laws...............................    21
   6.6         Licenses and Permits..........................................    21
   6.7         Employee Benefit Plans........................................    21
   6.8         Title to Collateral...........................................    21
   6.9         Representations as to Each Property and the Improvements......    21
   6.10        Full Disclosure...............................................    22
   6.11        Consent Parties...............................................    23
   6.12        The Club......................................................    23
   6.13        Resort Associations...........................................    23
   6.14        Other Lenders.................................................    23

SECTION 7 -  AFFIRMATIVE COVENANTS...........................................    23

   7.0         Payment and Performance.......................................    23
   7.1         Insurance.....................................................    23
   7.2         Condemnation..................................................    25
   7.3         Inspections and Audits........................................    25
   7.4         Reporting Requirements........................................    26
   7.5         Records.......................................................    27
   7.6         Management....................................................    27
   7.7         Financial Covenants...........................................    27
   7.8         Maintenance...................................................    27
   7.9         Proceeds......................................................    27

   7.10        Release and Bonding of Liens.........................................   27
   7.11        Claims...............................................................   28
   7.12        Other Documents......................................................   28
   7.13        Loan Servicing.......................................................   28
   7.14        Compliance with Applicable Laws, Etc.................................   28
   7.15        Costs and Expenses...................................................   28
   7.16        Covenants as to each Property, Resort, the Intervals, and the Club...   29
   7.17        Exchange Companies...................................................   30
   7.18        Representations as to the Collateral.................................   30
   7.19        Patriot Act..........................................................   31
   7.20        Other Indebtedness...................................................   32

SECTION 8 -  NEGATIVE COVENANTS.....................................................   32

   8.0         Consolidation and Merger.............................................   32
   8.1         Restrictions on Transfers............................................   32
   8.2         Operation of Business................................................   32
   8.3         Timeshare Regimes; Purchase Documents................................   32
   8.4         Collateral...........................................................   32
   8.5         Sales................................................................   33
   8.6         Management Contracts.................................................   33
   8.7         Subordinated Debt....................................................   33
   8.8         Use of Lender's Name.................................................   33

SECTION 9 -  EVENTS OF DEFAULT......................................................   33

   9.0         Payments.............................................................   33
   9.1         Representations......................................................   33
   9.2         Enforceability of Liens..............................................   33
   9.3         Financial Condition..................................................   33
   9.4         Judgments; Liens.....................................................   34
   9.5         Bankruptcy...........................................................   34
   9.6         Maximum Financed Notes Receivable Delinquencies......................   34
   9.7         Failure to Permit Inspections........................................   34
   9.8         Operation of Business................................................   34
   9.9         Use of Resorts.......................................................   34
   9.10        Exchange Program.....................................................   34
   9.11        Default by Borrower With Respect to Other Indebtedness...............   34
   9.12        Default Under Other Loan Documents...................................   35
   9.13        Covenant Defaults....................................................   35
   9.14        Maintenance and Operation of Resorts.................................   35

SECTION 10 -  CERTAIN RIGHTS AND REMEDIES UPON DEFAULT..............................   35

   10.0        Rights and Remedies..................................................   35
   10.1        Application of Collateral; Termination of Agreements.................   36
   10.2        Waiver...............................................................   36
   10.3        Cumulative Rights....................................................   36
   10.4        Survival on Termination..............................................   37

SECTION 11 -  CERTAIN RIGHTS OF LENDER..............................   37

   11.0        Protection of Collateral.............................   37
   11.1        Performance by Lender................................   37
   11.2        Assignment of Lender's Interest......................   37
   11.3        Notice to Purchaser..................................   37
   11.4        Collection of Notes..................................   38
   11.5        Power of Attorney....................................   38
   11.6        Indemnification of Lender............................   38
   11.7        Relief from Automatic Stay, Etc......................   39

SECTION 12 -  MISCELLANEOUS.........................................   39

   12.0        Notice...............................................   39
   12.1        Broker's Fees........................................   40
   12.2        Lender Not a Fiduciary...............................   40
   12.3        No Purchase..........................................   40
   12.4        Consent to Advertising and Publicity.................   40
   12.5        Entire Agreement.....................................   40
   12.6        Modification.........................................   40
   12.7        Severability.........................................   40
   12.8        Binding Effect.......................................   40
   12.9        Counterparts.........................................   40
   12.10       Headings.............................................   40
   12.11       Survival.............................................   40
   12.12       Choice of Law, Jurisdiction, and Venue...............   40
   12.13       Jury Trial Waiver....................................   41

                                    EXHIBITS

EXHIBIT A-1       Property Description of Apple Mountain Resort

EXHIBIT A-2       Property Description of Fox River Resort

EXHIBIT A-3       Property Description of Hill Country Resort

EXHIBIT A-4       Property Description of Holiday Hills Resort

EXHIBIT A-5       Property Description of Holly Lake Resort

EXHIBIT A-6       Property Description of Lake O' The Woods Resort

EXHIBIT A-7       Property Description of Oak N' Spruce Resort

EXHIBIT A-8       Property Description of Orlando Breeze Resort

EXHIBIT A-9       Property Description of Ozark Mountain Resort

EXHIBIT A-10      Property Description of Piney Shores Resort

EXHIBIT A-11    Property Description of Silverleaf's Seaside Resort

EXHIBIT A-12    Property Description of The Villages

EXHIBIT A-13    Property Description of Timber Creek Resort

EXHIBIT B       Permitted Exceptions

EXHIBIT C       Form of Reassignment of Notes Receivable and Mortgages

EXHIBIT D       Closing Checklist for Initial Advance

EXHIBIT E       Deliveries Prior to Each Advance

EXHIBIT F       Form of Request for Advance

EXHIBIT G       Litigation and Proceedings

EXHIBIT H       List of Club Documents

EXHIBIT I       Form of Allonge

EXHIBIT J-1     Form of Collateral Assignment of Notes Receivable and Mortgages

EXHIBIT J-2     Form of Collateral Assignment of Notes Receivable and
                Certificates of Beneficial Interest

EXHIBIT K       List of Declarations

EXHIBIT L       Material Amounts Owed to Lenders and Other Persons

EXHIBIT M       List of Recreation and Use Agreements

EXHIBIT N       Subordinated Debt

                          HYPOTHECATION LOAN AGREEMENT

      THIS HYPOTHECATION LOAN AGREEMENT ("Agreement") is made this 20th day of May, 2005, by and between RESORT FUNDING LLC, a Delaware limited liability company, with offices located at 360 S. Warren Street, Sixth Floor, Syracuse, New York 13202 ("Lender"), and SILVERLEAF RESORTS, INC., a Texas corporation, with offices located at 1221 River Bend Drive, Suite 120, Dallas, Texas 75247 ("Borrower").

      A. Borrower desires Lender to extend a secured credit facility to Borrower in the amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00), in accordance with this Agreement and the other Loan Documents (defined below).

      B. Borrower's obligations under this Agreement and the other Loan Documents will be secured by, among other things, a security interest in certain Notes Receivable (defined below).

      In consideration of the foregoing premises and the agreements, provisions, and covenants contained in this Agreement, the parties agree as follows:

                              SECTION 1 - RECITALS

      The above recitals are true and correct and are incorporated in this Agreement by reference.

                             SECTION 2 - DEFINITIONS

      In addition to the words and terms elsewhere defined in this Agreement, the following words and terms as used in this Agreement have the following meanings:

            2.0 Advance means proceeds of the Loan advanced from time to time by Lender to Borrower in accordance with the terms and conditions of this Agreement.

            2.1 Affiliate means any individual, trust, estate, partnership, limited liability company, corporation, or any other incorporated or unincorporated organization (each, a "Person") that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with another Person; or any relative of any of the foregoing. For purposes of this definition, "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. For purposes hereof, Silverleaf Berkshires, Inc. shall be deemed an Affiliate of Borrower.

            2.2 Apple Mountain Resort means that certain timeshare vacation resort located in Habersham County, Georgia, on the Property more particularly described in Exhibit "A-1", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.3 Applicable Law means any and all applicable federal, state, and local statutes, ordinances, rules, regulations, court orders, consent decrees, other requirements of any applicable Governmental Authority, any other legal requirements of any and every conceivable type to which Borrower, the Resorts, or any portion thereof, the Club, the Resort Documents, the Purchase Documents, the Club Documents, the Units, the Intervals, the Compliance Documents, or all or any portion of the Collateral, as applicable, is or becomes subject from time to time, including but not limited to the Timeshare Acts.

            2.4 Assignment of Notes Receivable and Mortgages means with respect to all Resorts except for Oak N' Spruce Resort, a recordable Assignment of Notes Receivable and Mortgages in substantially the form of Exhibit "J-1" hereto executed by Borrower in favor of Lender, pursuant to which the Notes Receivables and Mortgages identified therein are collaterally assigned to Lender to secure Borrower's repayment of the Indebtedness and the fulfillment of all of Borrower's other obligations under the Loan Documents. With respect to Oak N' Spruce Resort only, "Assignment of Notes Receivable and Mortgages" shall mean
(i) an Assignment of Notes Receivable and Certificates of Beneficial Interest in substantially the form of Exhibit "J-2" hereto executed by Borrower in favor of Lender, pursuant to which the Notes Receivable and corresponding Certificates of Beneficial Interest, as defined in the Resort Documents for such Resort, identified therein are collaterally assigned to Lender to secure Borrower's repayment of the Indebtedness and the fulfillment of all of Borrower's other obligations under the Loan Documents; and (ii) a UCC assignment prepared in accordance with the provisions of the Massachusetts UCC, pursuant to which the Borrower's first priority security interest in a particular Interval consisting of a Certificate of Beneficial Interest is collaterally assigned to Lender.

            2.5 Borrowing Base has the meaning set forth in Section 3.2 hereof.

            2.6 Club means Silverleaf Club, a Texas non-profit corporation.

            2.7 Club Documents means, collectively, all those documents and instruments listed on Exhibit "H" hereto, as amended and/or restated from time to time.

            2.8 Collateral has the meaning set forth in Section 4 hereof.

            2.9 Compliance Documents means, with respect to sales of Intervals in any jurisdiction: (a) unless expressly waived by Lender in writing, an opinion letter in form and substance satisfactory to Lender from an attorney licensed in such jurisdiction addressing the compliance of Borrower's offering materials, the applicable Resort Documents, the applicable Purchase Documents, the Club Documents, and Borrower's marketing and sales practices in such jurisdiction with all Applicable Laws; (b) evidence satisfactory to Lender that the Governmental Authority having jurisdiction over the marketing and sale of Intervals in such jurisdiction has issued all required approvals of Borrower's offering materials, marketing, and sales practices; and (c) copies of Borrower's offering materials, applicable Resort Documents, applicable Purchase Documents, Club Documents, and financing documents as approved by the applicable Governmental Authority of such jurisdiction.

            2.10 Custodian means U.S. Bank Trust National Association, its successors and assigns, or any other Person designated as Custodian by Lender from time to time.

            2.11 Custodial Agreement means the Custodial Agreement (if any) by and among Lender, Borrower, and Custodian, as amended and/or restated from time to time.

            2.12 Declaration means, collectively, those Resort Documents listed on Exhibit "K" hereto, as amended and/or restated from time to time.

            2.13 Default Rate means the Interest Rate plus five percent (5%) per annum.

            2.14 EBITDA means, with respect to any Person for any period of time, (a) the sum of (i) net income (but excluding any extraordinary gains or losses or any gains or losses from the sale or other disposition of assets other than in the ordinary course of business; (ii) interest expense; (iii) depreciation, amortization, and other non-cash items properly deducted in determining net income; and (iv) federal, state, and local income taxes, in each case for such Person for such period, computed and calculated in accordance with GAAP, minus (b) non-cash items properly added in determining net income, in each case for the corresponding period.

            2.15 Effective Date means the date of this Agreement as first set forth above.

            2.16 Eligible Deferred Note Receivable means an Eligible Note Receivable satisfying all of the following criteria:

                  (a) the Purchaser has not had more than one (1) deferred series of payments of principal and interest within any twelve (12) month period;

                  (b) the Purchaser has not had more than a total of two (2) deferred series of payments of principal and interest within the entire term of the Note Receivable; and

                  (c) any such deferment of principal and interest is limited to no more than six (6) regularly scheduled monthly payments.

            Notwithstanding the foregoing, prior to Lender's Advance of Loan proceeds in respect to any particular Eligible Deferred Note Receivable, the Purchaser shall have made two (2) consecutive timely payments of principal and interest immediately prior to such Advance.

            2.17 Eligible Note Receivable means a Note Receivable satisfying all of the following criteria:

                  (a) amounts due under the Note Receivable shall be self-amortizing and payable in equal monthly installments, and the maximum term of such Note Receivable does not exceed one hundred twenty (120) months. Notwithstanding the foregoing, the weighted average remaining term of all Financed Notes Receivable at any time shall in no event be greater than ninety-six (96) months, and no more than twenty-five percent (25%) of all Financed Notes Receivable at any time may have a maximum term in excess of one hundred fourteen (114) months.

                  (b) the interest rate payable by the Purchaser is not less than twelve percent (12.0%) per annum;

                  (c) the first payment due date is not more than forty-five
(45) days following the date upon which such Note Receivable becomes a Financed Note Receivable;

                  (d) the Note Receivable arises as a result of a bona fide sale of an Interval by Borrower in the ordinary course of its business, and the applicable Purchaser has purchased no more than four (4) Intervals which are the subject of Advances;

                  (e) the Purchaser has a minimum FICO Credit Bureau Score of 600 (subject to the last paragraph of this Section 2.17) and otherwise meets credit standards acceptable to Lender, in its sole discretion;

                  (f) the Note Receivable is in form and substance reasonably satisfactory to Lender, is valid and legally enforceable in accordance with its terms, and shall become due and payable in full upon the occurrence of an event of default thereunder by the applicable Purchaser;

                  (g) the applicable Purchaser has made a cash down payment of at least ten percent (10%) of the actual gross purchase price of the applicable Interval, and no part of such payment has been made or loaned to such Purchaser by Borrower or an Affiliate of Borrower, nor has such Purchaser received any cash or other rebate of any kind;

                  (h) no monthly installment due in connection with such Note Receivable is more than thirty (30) days' past due on a contractual basis at the time of its assignment to Lender, nor becomes more than sixty (60) days' past due on a contractual basis thereafter;

                  (i) the Unit with respect to the Interval purchased has been completed, developed, and furnished in accordance with the applicable Purchase Documents and is in compliance with all Applicable Laws;

                  (j) all facilities and amenities of the applicable Resort have been completed, are available for use by all Purchasers in the manner represented to them by or on behalf of Borrower, and are in compliance with all Applicable Laws;

                  (k) Borrower is the sole payee under the Note Receivable;

                  (l) the Purchaser is not an Affiliate of, related to, or employed by Borrower;

                  (m) the sale of the Interval from which the Note Receivable arises has not been canceled by the Purchaser, any statutory or other applicable cancellation or rescission period has expired, and the sale of the Interval otherwise complies fully with the terms, provisions, and conditions of this Agreement, the other Loan Documents, the applicable Purchase Documents, the applicable Resort Documents, the Club Documents, and all Applicable Laws; and the Note Receivable is free and clear of any adverse claims, liens, security interests, and encumbrances and is not currently, nor shall it potentially be in the future, subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset, or counterclaim, nor is Borrower aware of any threatened claims of rescission, invalidity, unenforceability, illegality, offset, or counterclaim with respect to such Note Receivable;

                  (n) the Note Receivable is secured by a first priority Mortgage or, in the case of Notes Receivable arising from the sale of Intervals in Oak N' Spruce Resort only, a first priority perfected security interest, pursuant to Article 9 of the UCC in effect in Massachusetts from time to time, which shall be assigned by Borrower to Lender, pursuant to a document or instrument acceptable to Lender, in its sole discretion, in both form and content;

                  (o) payments are to be made in legal tender of the United States;

                  (p) the form and contents of the applicable Purchase Documents have been approved by Lender, in its sole discretion, such Purchase Documents are valid, genuine, and enforceable against the obligor thereunder, the applicable Purchaser does not have any right of set-off, abatement, or counterclaim, all applicable rescission periods have expired, and such Purchaser has not assigned his or her interest thereunder;

                  (q) the applicable Purchaser is a U.S. citizen and resident (provided, however, that up to ten percent (10.0%) of the outstanding principal balance of all Financed Notes Receivable at any time may be comprised of Financed Notes Receivable executed by Canadian citizens as obligors);

                  (r) payments have been and shall be made by the obligor thereunder and not by Borrower or any Affiliate of Borrower on the obligor's behalf;

                  (s) neither the Note Receivable nor any related Purchase Documents obligates the Purchaser to pay any prepayment penalty to either Borrower or Lender;

                  (t) the Purchaser of the relevant Interval has access to a Unit within the applicable Resort during any use period properly reserved by or assigned to such Purchaser, all in accordance with the applicable Resort Documents and the Club Documents;

                  (u) the original of the Note Receivable has been endorsed by Borrower to Lender in the manner prescribed by Lender and delivered to Lender or Custodian, along with all other Purchase Documents and other items required by this Agreement or the Custodial Agreement (if any) to be delivered to Lender or Custodian;

                  (v) the applicable Unit (or the building in which such Unit is located) has been fully completed and furnished and, if applicable, a certificate of occupancy or its legal equivalent has been issued by the applicable Governmental Authority, and such Unit (or building) is not subject to any lien or claim (other than the lien created by the Mortgage securing the Note Receivable and the Permitted Exceptions) that has not previously been approved in writing by Lender;

                  (w) the maximum outstanding principal balance of such Note Receivable does not exceed $35,000.00, and the maximum aggregate outstanding principal balance of all Notes Receivable made by any one (1) Purchaser or other obligor does not exceed $50,000;

                  (x) in the case of a Note Receivable arising from the sale of an Interval in Oak N' Spruce Resort: (1) Borrower has recorded in the appropriate public records of Berkshire County, Massachusetts, a notice of timeshare license, pursuant to the requirements of Sec tion 18 of the Massachusetts Timeshare Act; and (2) such Note Receivable and/or the related purchase agreement includes the language required by the Federal Trade Commission's Holder in Due Course Rule, 16 C.F.R. Section 433; and

                  (y) Sales of Intervals at the Resort to which such Note Receivable relates are continuing and have not been suspended as a result of any stay, order, cease and desist order, temporary restraining order, injunction, or other judicial or non-judicial sanction or other action.

            Notwithstanding the foregoing, up to ten percent (10%) of Eligible Notes Receivables pledged to Lender at any given time may consist of Eligible Deferred Notes Receivable. Additionally, each Advance may contain twenty-five percent (25%) of Eligible Notes Receivables with respect to which the applicable Purchaser has a current FICO Credit Bureau Score of 600 or less; provided, however, that the weighted average of all FICO Credit Bureau Scores related to the Eligible Notes Receivable and Eligible Deferred Notes Receivable subject to any particular Advance shall not be less than 650. Furthermore, as of the end of any calendar quarter, no more than twenty-five percent (25%) of Notes Receivable with respect to which the applicable Purchaser had a FICO Credit Business Score of 600 or less as of the date of Lender's Advance hereunder in respect of such Note Receivable shall constitute Financed Notes Receivable.

            2.18 Environmental Indemnity Agreement means the Environmental Indemnity Agreement dated of even date herewith executed and delivered by Borrower to Lender, as the same may be amended and/or restated from time to time.

            2.19 Environmental Laws means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Superfund Amendments and Reauthorization Act of 1986, the federal Clean Air Act, the federal Clean Water Act, the federal Safe Drinking Water Act, the federal Toxic Substances Control Act, the federal Hazardous Materials Transportation Act, the federal Emergency Planning and Community Right to Know Act of 1986, the federal Endangered Species Act, the federal Occupational Safety and Health Act of 1970, the federal Water Pollution Control Act, and any and all comparable statutes and ordinances enacted in the jurisdiction in which any Resort is located, as all of the foregoing laws may be amended from time to time, and any rules or regulations promulgated pursuant to the foregoing; together with any similar local, state, or federal statutes, ordinances, rules, or regulations, either in existence as of the date hereof or enacted or promulgated after the date of this Agreement, that govern or affect the management, control, storage, discharge, treatment, containment, removal, and/or transport of Hazardous Materials or other substances that are or may become a threat to public health or the environment; together with any common law theory involving Hazardous Materials or substances that are (or alleged to be) hazardous to human health or the environment, based on nuisance, trespass, negligence, strict liability, or other tortious conduct, or any other federal, state, or local statute, ordinance, regulation, rule, policy, or determination pertaining to health, hygiene, the environment, or environmental conditions.

            2.20 FICO Credit Bureau Score means a credit risk score determined by the Fair Isaac Company for a consumer borrower through the analysis of individual credit files in order to predict the likelihood of such consumer's repayment of a loan.

            2.21 Event of Default has the meaning set forth in Section 9 hereof.

            2.22 Financed Note Receivable means any Eligible Note Receivable or Eligible Deferred Note Receivable as to which an Advance has been made and which has been assigned and delivered to Lender as partial security for the Loan.

            2.23 Financing Statement means a UCC-1 Financing Statement or amendment thereto in form and substance satisfactory to Lender, in its sole discretion.

            2.24 Fox River Resort means that certain timeshare vacation resort located in LaSalle County, Illinois, on the Property more particularly described in Exhibit "A-2", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.25 GAAP means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in any preceding period, with any exceptions thereto noted.

            2.26 Governmental Authority means the United States of America and any state, county, or municipality in which a Resort is located, and all other governmental authorities having jurisdiction over Borrower, a Resort, or the marketing, sale, use, or occupancy of Intervals and Units thereat.

            2.27 Hazardous Materials means "hazardous substances," "hazardous waste," "hazardous constituents," "toxic substances," or "solid waste," as defined in the Environmental Laws, and any other contaminant or any material, waste, or substance that is petroleum or petroleum based, asbestos, polychlorinated biphenyls, flammable explosives, or radioactive materials.

            2.28 Hill Country Resort means that certain timeshare vacation resort located in Comal County, Texas, on the Property more particularly described in Exhibit "A-3", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.29 Holiday Hills Resort means that certain timeshare vacation resort located in Taney County, Missouri, on the Property more particularly described in Exhibit "A-4", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.30 Holly Lake Resort means that certain timeshare vacation resort located in Wood County, Texas, on the Property more particularly described in Exhibit "A-5", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.31 Improvements means all Units, buildings, facilities, amenities, and other improvements to any Property.

            2.32 Indebtedness means all financial obligations of Borrower to Lender under this Agreement or any of the other Loan Documents.

            2.33 Initial Advance means the first Advance by Lender hereunder.

            2.34 Intercreditor Agreement means that certain Amended and Restated Intercreditor Agreement by and among Borrower, Lender, Sovereign Bank, CapitalSource Finance LLC, and Textron Financial Corporation.

            2.35 Interest Rate means a floating rate per annum equal to the prime rate as announced or published in The Wall Street Journal, Eastern Edition (the "WSJ") (the "Prime Rate") plus one and one-half percent (1.50%) per annum, as such rate may change from time to time. Notwithstanding the foregoing, in no event shall the Interest Rate ever be less than six and one-half percent (6.50%) per annum. The Interest Rate for each calendar month shall be fixed for such calendar month by reference to the Prime Rate published and in effect on the first (1st) business day of such calendar month. Interest shall accrue daily on the basis of a three hundred sixty (360) day year and the number of actual days elapsed and shall accrue from the date of an Advance until the final payment thereof, pursuant to this Agreement and the other Loan Documents. In the event that the prime rate announced or published in the WSJ is no longer available for any reason, then the Prime Rate shall be the highest prime rate announced or published by a major money center bank selected by Lender, in its sole discretion.

            2.36 Interval means (a) with respect to all Resorts except Oak N' Spruce Resort, a "Vacation Ownership Interest," as defined in the relevant Declaration, consisting of an undivided interest in a particular Unit at such Resort, together with all other Purchasers of Intervals in such Unit; and (b) with respect to Oak N' Spruce Resort only, a "Certificate of Beneficial Interest," as defined in the Resort Documents for such Resort, together with a right to use such Unit, or a Unit of the same type, for one week annually, and all appurtenant rights and interests, as more particularly described in the applicable Resort Documents.

            2.37 Lake O' The Woods Resort means that certain timeshare vacation resort located in Smith County, Texas, on the Property more particularly described in Exhibit "A-6", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.38 Loan means the revolving credit facility evidenced and secured by this Agreement and the other Loan Documents in the maximum principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) as described herein.

            2.39 Loan Documents means this Agreement, the Note, the Environmental Indemnity Agreement, the Servicing Agreement, the Custodial Agreement (if any), the Lockbox Agreement, the Intercreditor Agreement, the Negative Pledge Agreements, the Financing Statements, and any and all other agreements, documents, instruments, and certificates as Lender may require in order to evidence and/or secure the Indebtedness, to evidence and/or perfect the rights, liens, and security interests of Lender contemplated by the Loan Documents, and otherwise to effectuate the transactions contemplated hereby, as the same may be amended, renewed, extended, restated, and/or supplemented from time to time.

            2.40 Lockbox Agent means JPMorgan Chase Bank, its successors and assigns.

            2.41 Lockbox Agreement means that certain Lockbox Agreement of even date herewith by and among Lender, Borrower, and Lockbox Agent, as amended and/or restated from time to time.

            2.42 Mandatory Prepayment means any prepayment of the Loan required by Section 3.7(b) hereof.

            2.43 Maturity Date means the date on which the Loan shall be due and payable in full, which is sixty (60) months after the Effective Date, or any earlier date on which the Loan is required to be paid in full, whether by acceleration or otherwise.

            2.44 Maximum Exposure means seventy-five percent (75.0%) of the Borrowing Base.

            2.45 Mortgage means any deed of trust or mortgage executed and delivered by a Purchaser, encumbering all of the related right, title, and interest of such Purchaser in and to its purchased Interval as security for such Purchaser's obligations under the related Note Receivable. For purposes hereof and the other Loan Documents, "Mortgage" shall sometimes also mean the Assignment of Beneficial Interest and the related Financing Statement executed and delivered to Borrower in connection with the Purchaser of an Interval in Oak N' Spruce Resort.

            2.46 Negative Pledge Agreement means each Negative Pledge Agreement of even date herewith executed by Borrower in favor of Lender, to be recorded in the appropriate public records of each jurisdiction in which any Property is located, pursuant to which Borrower has agreed not to convey, assign, transfer, or encumber any of the real property described therein.

            2.47 Note means that certain Hypothecation Promissory Note of even date herewith made by Borrower to the order of Lender evidencing the Loan, as the same may be amended and/or restated from time to time

            2.48 Note Receivable means a promissory note made by a Purchaser to the order of Borrower in connection with such Purchaser's acquisition of an Interval.

            2.49 Oak N' Spruce Resort means that certain timeshare vacation resort located in Berkshire County, Massachusetts, on the Property more particularly described in Exhibit "A-7", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.50 Orlando Breeze Resort means that certain timeshare resort located in Polk County, Florida, on the Property more particularly described in Exhibit "A-8", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities and amenities, as established by the Declaration for such Resort.

            2.51 Ozark Mountain Resort means that certain timeshare vacation resort located in Stone County, Missouri, on the Property more particularly described in Exhibit "A-9", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.52 Permitted Exceptions means the exceptions to title listed on Exhibit "B" hereto.

            2.53 Person means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other organization, and any government or agency or political subdivision thereof.

            2.54 Piney Shores Resort means that certain timeshare vacation resort located in Montgomery County, Texas, on the Property more particularly described in Exhibit "A-10", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.55 Property means any land described in Exhibits "A-1" through "A-13," attached hereto, upon which the Resorts are situated.

            2.56 Purchase Documents means the Notes Receivable, Mortgages, Warranty Deeds, Owner Confirmation Interviews, Arbitration Addenda, Notices of Your Financial Privacy Rights, Automatic Debit or Credit Card Authorizations, Property Description Addenda, receipt acknowledgments, Certificates of Beneficial Interest, Assignments of Beneficial Interest, and any purchase agreements, contracts for sale, related sale and escrow documents executed and delivered by Purchasers, public offering statements, public reports, and other disclosure documents, loan applications, financial statements, Truth-in-Lending Disclosure Statements, Real Estate Settlement Procedures Act Servicing Disclosure Statements, HUD-1s, Good Faith Estimates of Settlement Costs, credit card authorization forms, and all guarantees and other documents or instruments evidencing or securing the obligations of a Purchaser or any other Person primarily or secondarily liable to pay all or any portion of the purchase price of an Interval.

            2.57 Purchaser means any Person who has purchased one or more Intervals from Borrower.

            2.58 Recreation and Use Agreements. Those certain Recreation and Use Agreements and Recreation and Use Easements listed on Exhibit "M" hereto.

            2.59 Replacement Note Receivable means an Eligible Note Receivable which is assigned to Lender in replacement of or as a supplement to a Financed Note Receivable. All Replacement Notes Receivable shall be considered Financed Notes Receivable and be subject to the security interest granted to Lender pursuant to Section 4 herein.

            2.60 Resorts means Apple Mountain Resort, Fox River Resort, Hill Country Resort, Holiday Hills Resort, Holly Lake Resort, Lake O' The Woods Resort, Oak N' Spruce Resort, Orlando Breeze Resort, Ozark Mountain Resort, Piney Shores Resort, Silverleaf's Sea-side Resort, The Villages, or Timber Creek Resort. "Resort" means any one of them, as the context requires.

            2.61 Resort Association means any not-for-profit corporation or unincorporated association that is responsible for operating and maintaining a particular Resort, pursuant to the applicable Resort Documents.

            2.62 Resort Documents means any and all documents and instruments that establish a particular Resort and govern the maintenance, management, and operation thereof, including but not limited to a Declaration, the Resort Association's bylaws and articles of incorporation (if applicable), rules and regulations, any affiliation agreement with an internal or external exchange program, a Recreation and Use Agreement, and a management agreement, as each of the same may be amended and/or restated from time to time.

            2.63 Revolving Period means the period beginning on the Effective Date and ending on the date which is twenty-four (24) months following the Effective Date.

            2.64 Servicing Agreement means that certain Servicing Agreement of even date herewith by and between Borrower, in its capacity as servicer, and Lender, as amended and/or restated from time to time.

            2.65 Silverleaf's Seaside Resort means that certain timeshare vacation resort located in Galveston County, Texas, on the Property more particularly described in Exhibit "A-10", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.66 The Villages means that certain timeshare vacation resort located in Smith County, Texas, on the Property more particularly described in Exhibit "A-12", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.67 Tangible Net Worth means, with respect to any Person, the amount calculated in accordance with GAAP as (a) the net worth of such Person and its consolidated subsidiaries; plus (b) to the extent not otherwise included in such consolidated net worth, unsecured subordinated indebtedness of such Person and its consolidated subsidiaries, the terms and conditions of which are reasonably satisfactory to Lender; minus (c) the consolidated intangibles of such Person and its consolidated subsidiaries, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, patent applications, licenses, and rights in any of the foregoing and other items treated as intangibles in accordance with GAAP.

            2.68 Timber Creek Resort means that certain timeshare vacation resort located in Jefferson County, Missouri, on the Property more particularly described in Exhibit "A-13", including but not limited to all related Units, common areas, limited common areas, parking areas, facilities, and amenities, as established by the Declaration for such Resort.

            2.69 Timeshare Acts means any and all laws enacted and in force from time to time in any jurisdiction in which any Resort is located or in which Intervals or Club memberships are offered for sale by Borrower governing the creation, marketing, and sale of timeshare interests, including but not limited to the Intervals and Club memberships and/or the management and operation of timeshare resorts, including but not limited to the Resorts, as enacted and in effect from time to time.

            2.70 UCC means the Uniform Commercial Code as enacted and in effect from time to time in a particular jurisdiction.

            2.71 Unit means an individual residential dwelling unit within a Resort, together with all furniture, fixtures, equipment, and furnishings therein, and any and all interest in any common areas or common elements appurtenant thereto, as provided in the applicable Declaration.

                              SECTION 3 - THE LOAN

            3.0 Advances. The Advances are part of a revolving credit facility. Except in connection with a prepayment mandated under Section 3.7 hereof, and to the extent repaid, the Advances may be borrowed again during the term of the Revolving Period, subject to the restrictions set forth in this Agreement and the other Loan Documents. Advances shall occur no more frequently than weekly.

            3.1 Amount Financed. During the Revolving Period, and provided that no Event of Default has occurred hereunder, Lender shall advance up to a maximum amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) on a revolving basis beginning on the Effective Date. At no time shall the total outstanding principal balance of the Loan exceed the lesser of (i) Twenty-Five Million and No/100 Dollars ($25,000,000.00); or (ii) the amount determined in accordance with Section 3.2 hereof.

            3.2 Availability. Lender shall, from time to time during the Revolving Period, make Advances to Borrower in amounts of up to seventy-five percent (75.0%) of the unpaid principal balance owed by a Purchaser under an Eligible Note Receivable or Eligible Deferred Note Receivable assigned by Borrower to Lender pursuant to this Agreement and the other Loan Documents, provided that the aggregate amount of all such advances shall at no time exceed seventy-five percent (75.0%) of the aggregate unpaid principal balance of all Eligible Notes Receivable and Eligible Deferred Notes Receivable assigned by Borrower to Lender pursuant to this Agreement and the other Loan Documents (the "Borrowing Base"). Lender shall have no obligation to make any Advances unless the Borrowing Base equals at least one hundred thirty-three percent (133%) of the outstanding principal balance of the Loan. Notwithstanding the foregoing, Lender may immediately terminate this Agreement and its obligation to make further Advances hereunder if: (i) an Event of Default occurs; or (ii) Borrower fails for any reason to satisfy the conditions precedent to the Initial Advance set forth in Section 5 hereof on or before sixty (60) days following the Effective Date.

            3.3 Term. The Loan shall be for a term of sixty (60) months after the Effective Date or any earlier date on which the Indebtedness is required to be paid in full, whether by acceleration or otherwise.

            3.4 Note. The obligation of Borrower to repay all Advances together with all other Indebtedness, shall be evidenced by the Note.

            3.5 Interest Rate. The outstanding principal balance of the Loan, together with all other Indebtedness, shall bear interest at the Interest Rate; provided, however, that upon occurrence of an Event of Default, the outstanding principal balance of the Loan and all other Indebtedness shall bear interest at the Default Rate.

            3.6 Payments.

                  (a) Monthly Payments.

                        (i) Not later than the Effective Date for the Initial Advance and prior to each subsequent Advance, Borrower shall direct and cause all Purchasers and makers of all Financed Notes Receivable to pay all monies due thereunder to Lender, Lockbox Agent, or such other Person as Lender may direct. If applicable, Lockbox Agent shall remit all such funds received by it to Lender in accordance with the terms and provisions of the Lockbox Agreement. All costs and fees incurred by Lockbox Agent shall be paid by Borrower, as more particularly described in the Lockbox Agreement.

                        (ii) If the funds received by Lender with respect to any month are insufficient to pay all interest due Lender in full, then Borrower shall pay the difference to Lender within five (5) calendar days following written notice from Lender. Payments received by Borrower directly from any Purchaser shall be delivered to Lender within two (2) business days following Borrower's receipt thereof. In the event that Borrower receives any payments in respect of any Financed Notes Receivable directly from or on behalf of the applicable Purchaser or other obligor, Borrower shall be deemed to be holding the entire amount so received in trust for the sole and exclusive benefit of Lender. Borrower shall immediately deliver to Lockbox Agent all such amounts (in the form so received by Borrower), unless Lender shall have notified Borrower to deliver any such amounts directly to Lender. Borrower shall endorse any checks received by it in favor of Lockbox Agent or Lender, as appropriate.

                  (b) Final Payment. The Indebtedness shall be due and payable in full on the Maturity Date.

                  (c) Application of Payments. Except as otherwise provided in the Note, payments received hereunder will be applied as follows:

                        (i) First, to any outstanding costs or fees, including but not limited to servicing fees, lockbox fees, custodial fees, wire fees, and collection and other costs which Borrower is obligated to pay under the Loan Documents.

                        (ii) Second, to all outstanding Late Fees (as such term is defined in the Note);

                        (iii) Third, to all accrued but unpaid interest due Lender; and

                        (iv) Fourth, to the outstanding principal balance of the Loan.

            3.7 Prepayment.

                  (a) Optional Prepayment. The Loan is subject to mandatory prepayments as provided in Section 3.7(b) below. Other than such mandatory prepayments, Borrower is prohibited from prepaying the Loan, in whole or in part, in the first year following the Initial Advance. Thereafter, the Loan may be prepaid, in whole or in part, upon not less than thirty (30) days' prior written notice to Lender. Such prepayment shall be accompanied by all interest accrued through and including the date of Lender's receipt of the prepayment, all fees and expenses payable by Lender pursuant to the Loan Documents, and a premium ("Prepayment Premium") calculated based on the amount of time that has elapsed since the date of the Initial Advance, in accordance with the schedule below:

Period After Date of Initial Advance                         Premium Percentage
------------------------------------           ----------------------------------------------
       13 months to 24 months                  3% of the Loan's outstanding principal balance
       25 months to 36 months                  2% of the Loan's outstanding principal balance
       37 months to 48 months                  1% of the Loan's outstanding principal balance

      Notwithstanding the foregoing provisions of this Section 3.7(a) to the contrary, Borrower may prepay the Loan, in whole or in part, upon any whole loan sale, off balance sheet conduit sale, or securitization upon thirty (30) days' prior written notice to Lender, so long as neither the Loan nor this Agreement is terminated as a result of such prepayment.

      Notwithstanding any provision of this Section 3.7(a) or any other provision hereof to the contrary, Borrower shall pay Lender an unused line fee ("Unused Line Fee"), calculated as of the last day of each calendar month during the term hereof, equal to one quarter of one percent (0.25%) per annum of the difference between (i) $25,000,000; and (ii) the average outstanding principal balance of the Loan during such month, commencing on the first day of the seventh month following the Effective Date, payable monthly in arrears by the first business day of the following month; provided, however, that the Unused Line Fee shall be waived in the event that the average outstanding principal balance of the Loan exceeds $15,000,000 during such month.

                  (b) Mandatory Prepayments.

                        (i) Excess Outstanding. If at any time the outstanding principal balance of the Loan exceeds the Maximum Exposure, Borrower shall, within thirty (30) days after Lender's notice thereof, partially prepay the Loan in an amount necessary to reduce the outstanding principal balance of the Loan to no more than the Maximum Exposure.

                        (ii) Ineligible Financed Notes Receivable. If at any time a Financed Note Receivable ceases to be an Eligible Note Receivable, Borrower shall, within five (5) days after Lender's notice thereof, either (A) prepay the Loan in an amount equal to the outstanding principal balance due under such Financed Note Receivable; or (B) deliver to Lender one (1) or more Eligible Notes Receivable having an outstanding aggregate principal balance equal to or in excess of the outstanding principal balance of such ineligible Financed Note Receivable. Thereafter, at Borrower's request, Lender shall return such ineligible Note Receivable to Borrower, along with a completed reassignment relating to such Note Receivable and the Mortgage securing the same, in substantially the form attached hereto as Exhibit "C."

                        (iii) No Prepayment Premium. Except as set forth in
Section 3.7(c) below, no prepayment premium shall be due in connection with any mandatory prepayment made in accordance with Sections 3.7(b)(i) or (ii) hereof.

                  (c) Prepayment of Financed Notes Receivable. Borrower anticipates that Purchasers may make prepayments in accordance with the terms of their respective Financed Notes Receivable during the term of this Agreement. No prepayment premium shall be charged in connection with any such prepayments by Purchasers.

            3.8 Commitment Fee. A commitment fee, which Borrower hereby acknowledges has been fully earned by Lender as of the date hereof, of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), i.e., one percent (1.0%) of the maximum Loan amount, shall be paid by Borrower to Lender and deducted from the initial Advance by Lender hereunder.

                             SECTION 4 - COLLATERAL

            4.0 Grant of Security Interest. To secure the full and complete payment of the Indebtedness and Borrower's fulfillment of all other obligations under the Loan Documents, Borrower hereby unconditionally and irrevocably assigns, pledges, and grants to Lender a first priority continuing security interest and lien in and to all rights, title, and interest of Borrower in and to the following property of Borrower, whether now owned or existing or hereafter acquired, regardless of where located (collectively, the "Collateral"):

                  (a) the Purchase Documents and all of Borrower's rights, title, and interest thereunder and thereto, including but not limited to all Financed Notes Receivable and the related Mortgages;

                  (b) all rights of Borrower, its Affiliates, successors, and permitted assigns related to each Interval which is the subject of a Financed Note Receivable;

                  (c) all deposits, accounts, accounts receivable, general intangibles, and other receivables arising under or in connection with all or any portion of the Collateral, together with all payments, privileges, and benefits arising out of the enforcement thereof, and all funds held in any escrow or deposit account related to any of the Financed Notes Receivable;

                  (d) all books, records, reports, computer tapes, computer disks, and software relating to all or any portion of the Collateral;

                  (e) all books, records, ledger cards, files, correspondence, computer tapes, disks, and software relating to the Purchase Documents or any other Collateral; and

                  (f) all proceeds, including insurance and condemnation proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions, and replacements of the foregoing.

            All of the foregoing shall be delivered to Lender in accordance with
Section 5 hereof and Exhibit "D" hereto.

            4.1 Security Interests in All Pledged Notes Receivable. Notwithstanding that Lender is required, pursuant to the terms and conditions hereof, to make Advances in respect of Eligible Notes Receivable and Eligible Deferred Notes Receivable only, Lender shall have a continuing first priority security interest in all Notes Receivable which have been pledged and assigned to Lender, including those Notes Receivable that at one time constituted Eligible Notes Receivable or Eligible Deferred Notes Receivable but which subsequently became ineligible for any reason ("Ineligible Notes Receivable").

            4.2 Security Agreement. This Agreement shall be deemed a security agreement as defined in the UCC, and the remedies for any violation of the covenants, terms, and conditions of the agreements in this Agreement shall be cumulative and be as prescribed (a) in this Agreement; (b) by Applicable Law; or
(c) as to such part of the Collateral which is described in any Financing Statement, by the specific provisions of the UCC now or hereafter enacted in the applicable jurisdiction, all at Lender's sole election. Lender is hereby authorized by Borrower to sign and file or record any Financing Statements, together with amendments and renewals thereof, with respect to any of the Collateral.

            4.3 Protection of Collateral.

                  (a) All original Financed Notes Receivable and other documents and items referenced in Section 5.1(b) hereof shall, except as otherwise expressly provided herein to the contrary, be delivered, at Borrower's expense, to Lender at its address set forth in Section 12 hereof and held by Lender until all of the Indebtedness has been fully paid and all other obligations, both financial and otherwise, of Borrower hereunder and pursuant to the other Loan Documents have been fully satisfied.

            Alternatively, Lender, in its sole discretion, may elect for Custodian to accept delivery and maintain possession, custody, and control of all such documents and other items, on behalf of, and for the sole benefit of, Lender. Except to the extent expressly included in Custodian's fee as set forth in the Custodial Agreement, all insurance and other expenses of protecting the Collateral, including but not limited to the costs of storing, warehousing, insuring, handling, maintaining, and shipping the Collateral, and any and all excise, property, intangible, sales, and use taxes imposed by any Governmental Authority on any of the Collateral or in respect of the sale thereof, shall be paid by Borrower.

                  (b) Any and all amounts for which Borrower may become liable hereunder and all costs and expenses (including reasonable attorneys' fees and court costs) that Lender incurs in enforcing or protecting its lien and security interest in and to all or any portion of the Collateral or any of its rights or remedies under this Agreement or any other Loan Document or in respect to any of the transactions to be consummated hereunder or thereunder, until paid by Borrower to Lender with interest at the Default Rate, shall be added to the Indebtedness and, as such, be secured by all of the Collateral.

                  (c) Provided that Lender or Custodian retains all original Financed Notes Receivable and original or copies of the related Purchase Documents delivered to it in secure, fire-resistant filing cabinets, Lender shall not be liable or responsible in any way for the safekeeping of the Collateral, or for any loss or damage thereto, for any diminution in the value thereof, or for any act or omission by any warehouseman, carrier, forwarding agency, Lockbox Agent, Custodian, or any other Person whatsoever, excluding damages or losses that occur as a direct result of Lender's gross negligence or willful misconduct.

                  SECTION 5 - CONDITIONS PRECEDENT TO ADVANCES

      The obligation of Lender to make Advances is subject to satisfaction of all of the following conditions and in accordance with the other terms and conditions of this Agreement and the other Loan Documents:

            5.0 Closing Deliveries. Prior to the Initial Advance, Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments, and information identified on the closing checklist attached hereto as Exhibit "D".

            5.1 Deliveries Prior to Each Advance.

                  (a) To Lender. Prior to each Advance, including the Initial Advance, Lender shall have received all documents, instruments, and information identified on Exhibit "E" hereto. Requests for Advances shall be made in writing at least five (5) business days prior to the requested date of disbursement and shall be in the form of Exhibit "F" hereto. Borrower shall ensure that all actions to be taken after each Advance as set forth in the Request for Advance or elsewhere in this Agreement are taken in compliance with this Agreement.

                  (b) To Lender or Custodian. Prior to each Advance, including the Initial Advance, the following documents and other items shall have been delivered to Lender or, if so requested by Lender, to Custodian, in connection with each Note Receivable in respect to which such Advance is requested by
Borrower:

                        (i) The original of such Note Receivable, payable to the order of Borrower and endorsed to Lender as follows: "Pay to order of Resort Funding LLC with Recourse;"

                        (ii) The original or a true copy time-stamped by the applicable recording office of the recorded Mortgage (including the attached Property Description Addendum) securing the Note Receivable. Notwithstanding the foregoing, in the case of a Note Receivable related to the purchase of an Interval in Oak N' Spruce Resort, Borrower shall deliver to Lender or, if applicable, to Custodian (A) an original Assignment of Beneficial Interest (including the attached Property Description Addendum) which secures such Note Receivable; and (B) evidence satisfactory to Lender of the perfection of Borrower's security in the applicable Oak N' Spruce Interval, including but not limited to evidence satisfactory to Lender of the filing of a Financing Statement against the maker and any other obligor of such Note Receivable in the appropriate filing or recording office in the applicable jurisdiction;

                        (iii) An original or a true copy (time-stamped by the applicable recording office for all Resorts other than Oak N' Spruce Resort) of the recorded (if applicable) Collateral Assignment of Notes Receivable and Mortgages in the form of Exhibit "J-1" or Exhibit "J-2" (with respect to Oak N' Spruce Resort only) hereto; provided, however, that in the case of a Note Receivable secured by a Assignment of Beneficial Interest related to the sale of an Interval in Oak N' Spruce Resort, Borrower shall also deliver to Lender or, if applicable, to Custodian, a UCC assignment or other evidence satisfactory to Lender of the perfection of Lender's security interest in the applicable Certificate of Beneficial Interest;

                        (iv) A true copy of the related credit application, credit report, purchase agreement (including the attached Property Description Addendum), Truth-in-Lending Disclosure Statement, and all other related Purchase Documents;

                        (v) A true copy time-stamped by the applicable recording office of the related Warranty Deed (including the attached Property Description Addendum), (with respect to Intervals in all Resorts except Oak N' Spruce Resort) or, with respect to Intervals in Oak N' Spruce Resort, an original Certificate of Beneficial Interest (including the attached Property Description Addendum);

                        (vi) With respect to Intervals in all Resorts except for Oak N' Spruce Resort, a title insurance commitment in form and substance acceptable to Lender, in its sole discretion, which commits the applicable title insurance company to issue a title insurance policy insuring in favor of Lender, together with its successors and assigns, the first priority of the lien of the applicable Mortgage upon the Interval which it encumbers, subject only to such exceptions and conditions to title as Lender shall have approved in writing and including such coverage (including endorsements) as Lender deems reasonably necessary. The original title insurance policy issued pursuant to such commitment shall be delivered to Lender or, if applicable, to Custodian no later than sixty (60) days following the date of Lender's Advance in respect of the applicable Note Receivable;

                        (vii) If applicable, a true copy of the public offering statement receipt or comparable document as required by Applicable Law; and

                        (viii) Such other documents and other items as Lender, in its sole discretion, may require from time to time.

            5.2 Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on all of the Collateral.

            5.3 Representations and Warranties. The representations and warranties in this Agreement and in the other Loan Documents shall be true, correct, and complete in all material respects on and as of the date of funding of the Advance, except for any representation or warranty limited by its terms to a specific date.

            5.4 No Default. No Event of Default shall have occurred.

            5.5 Performance of Agreements. Borrower shall have performed in all material respects all agreements, paid all fees, costs, and expenses, and satisfied all conditions which any Loan Document provides shall be paid or performed by it as of the date of the Advance.

            5.6 Governmental Approvals. Borrower shall have obtained all approvals, licenses, permits, and consents for the construction, operation, use, and occupancy of each applicable Resort, Unit, and Interval that is the subject of the requested Advance.

            5.7 Purchase Documents and Resort Documents. Prior to the Initial Advance, Lender shall have received, in form and substance satisfactory to
Lender: (a) the Purchase Documents to be used by Borrower in connection with the sale of the Intervals at each Resort; and (b) all Resort Documents and amendments thereto evidencing the establishment of each Resort and the Units and Intervals thereat.

            5.8 Opinion of Counsel. Prior to the Initial Advance, Borrower shall deliver to Lender one or more opinions of Borrower's counsel, each of which shall be in form and substance acceptable to Lender, as to such matters as Lender may reasonably require.

            5.9 Waiver of Borrowing Restrictions. Prior to the Initial Advance, Borrower shall deliver to Lender Sovereign Bank's original signed consent, in form and substance satisfactory to Lender, to the Loan, which consent shall expressly waive Borrower's compliance with any relevant negative covenants included in any applicable loan document to which Sovereign Bank and Borrower are parties.

            5.10 Other Documents and Instruments. Prior to the Initial Advance, Borrower shall execute and/or deliver to Lender such other documents and instruments as Lender may reasonably request.

            5.11 No Change of Management. No Change of Management shall have occurred. For purposes hereof, "Change of Management" means a change of more than fifty percent (50%) in the aggregate of the following members of the executive management team of Borrower as of the Effective Date: Robert Mead, Sharon Brayfield, David O'Connor, Harry White, Edward Lahart, and Joe Conner.

             SECTION 6 - REPRESENTATIONS AND WARRANTIES OF BORROWER

      Borrower represents and warrants and shall be deemed to represent and warrant continuously to Lender the following:

            6.0 Existence; Good Standing. Borrower is a validly existing corporation formed under the laws of the State of Texas. Borrower is duly authorized to do business and is in good standing under the laws of the State of Texas and such other jurisdictions as may be required in order for Borrower legally to conduct the business in which it is engaged, and has all licenses and permits necessary to conduct the business in which it is engaged. Borrower's tax identification number is 75-2259890.

            6.1 Authorization and Enforceability.

                  (a) Loan Documents. The Loan Documents have been duly authorized, executed, and delivered to Lender and constitute the duly authorized, valid, and legally binding obligations of Borrower, enforceable against Borrower and the other parties signatory thereto (other than Lender) in accordance with their respective terms. Borrower's execution and performance of the Loan Documents does not require the consent or approval of any Governmental Authority or other Person and will not result in a breach of, or constitute a default by Borrower or any Affiliate thereof under, any loan or credit agreement, indenture, or any other contract, agreement, document, instrument, or certificate to which Borrower or any Affiliate thereof is a party or to which it or any of its assets is subject.

                  (b) Other Agreements. Borrower's execution, delivery, and compliance with the Loan Documents will not (i) violate any Applicable Law; or
(ii) conflict or be inconsistent with, or result in any default under, any contract, agreement, or commitment to which Borrower or its assets is subject.

            6.2 Litigation and Proceedings. Except as disclosed in Exhibit "G" hereto there are no actions, suits, proceedings, orders, or injunctions pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, the Resorts, the Club, the Units, the Intervals, the Purchase Documents, any Property, any Resort Association, or any Affiliate of Borrower, at law or in equity, or before or by any Governmental Authority. Borrower has not received any notice from any court or Governmental Authority alleging that Borrower or any Affiliate thereof has or may have violated any Applicable Law.

            6.3 Taxes. Borrower has filed all tax returns, income or otherwise, which are required to be filed by it and has paid, or will pay prior to delinquency, all taxes (including all interest and penalties, if any) due pursuant to such returns or pursuant to any assessment received by it, and there is no unassessed tax or tax deficiency proposed or threatened against Borrower. All ad valorem taxes and other taxes and assessments against all Property, the Resorts, the Intervals, and the Collateral have been paid or are current and will be paid when due, and Borrower knows of no basis for any additional taxes or assessments against the Resorts, the Intervals, or the Collateral. Borrower shall collect and pay all applicable sales and rental tax respecting the sale or rental of the Intervals.

            6.4 Financial Statements and Business Condition. Borrower's financial statements fairly present the respective financial conditions and (if applicable) results of operations of Borrower as of the date or dates of the financial statements and for the periods covered by the financial statements. All such financial statements, other than those prepared on behalf of a natural person, if any, were prepared in accordance with GAAP. There has been no material adverse change in the financial condition of Borrower from the financial condition shown in its financial statements furnished to Lender. Borrower is able to pay all of its debts as they become due, and Borrower shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of Borrower. Borrower's obligations under the Loan Documents will not render Borrower unable to pay its debts as they become due. The present fair market value of Borrower's assets is greater than the amount required to pay its total liabilities.

            6.5 Compliance with Applicable Laws. Borrower has complied and has caused the Club to comply, in all respects, with all Applicable Laws, including, without limitation: (i) the Interstate Land Sales Full Disclosure Act; (ii) the Timeshare Acts and any other applicable state condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of owners' associations and those requiring registration of any of the Intervals, Club memberships, or internal or external exchange programs; (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board;
(vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, advertising, anti-spam, sweepstakes, lottery, and other consumer credit and protection laws;
(x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act; (xii) the Fair Housing Act; (xiii) the Real Estate Settlement Procedures Act; and (xiv) all rules and regulations promulgated under the foregoing, as each of the same may be enacted and in force from time to time. In particular, the "pooling" of Resort assessments and Club dues and Borrower's practical ability to control the Club and each Resort Association indefinitely does not violate any Timeshare Act or other Applicable Law. In addition, notices of timeshare licenses related to the sale of Intervals in Oak N' Spruce Resort have been and will continue to be recorded in the appropriate public records of Berkshire County, Massachusetts, in accordance with the requirements of Section 18 of the Massachusetts Timeshare Act.

            6.6 Licenses and Permits. Borrower has all required franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, approvals, exemptions, and orders as are necessary to carry on its business as now being conducted (collectively, "Licenses"). Such Licenses are in full force and effect, no violations are or have been recorded in respect to any License, and no proceeding is pending or threatened to revoke any License.

            6.7 Employee Benefit Plans. Borrower is in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code, and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by Borrower for the benefit of its employees. No material liability has been incurred by Borrower which remains unsatisfied for any funding obligation, taxes, or penalties with respect to any such employee benefit plan.

            6.8 Title to Collateral. Borrower has, or will have, good and marketable title to all of the Collateral, free and clear of any lien, security interest, charge, or encumbrance except for the security interests created by this Agreement or any other Loan Document or otherwise created in favor of Lender. No financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except such as may have been filed in favor of Lender.

            6.9 Representations as to Each Property and the Improvements.

                  (a) Title; Prior Liens. Borrower has good and marketable title to each Property, Resort, and all related Improvements, including but not limited to each Resort's recreational facilities and amenities, except for certain real property at Oak N' Spruce Resort, legal title to which is vested in Oak N' Spruce Resort Trust, pursuant to the applicable Resort Documents, as well as Intervals which have already been sold and conveyed to Purchasers. Borrower is not in default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any Property or Improvements, and no event has occurred which with the giving of notice, the passage of time, or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against any Property or Improvements, including but not limited to each Resort's recreational facilities and amenities, other than the Permitted Exceptions.

                  (b) Access. Each Property has access, either directly or indirectly over recorded easements, to a publicly dedicated road, and all roadways, if any, inside each Property are or will be common elements or common areas under the applicable Resort Documents. Each Purchaser has and will continue to have the right to use and enjoy all Units, facilities, amenities, and other Improvements at the Resorts in the same manner (and subject to the same conditions) as represented to such Purchaser by or on behalf of Borrower. Each Property, Resort, and Improvement is free and clear of all liens and encumbrances, except for the Permitted Exceptions.

                  (c) Utilities. Electric, gas, water, and sanitary facilities, and other necessary utilities are lawfully available in sufficient capacity to service each Resort and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

                  (d) Environmental Matters. No Property contains any Hazardous Materials, and no Hazardous Materials are used or stored at or transported to or from any Property, except for commercially reasonable amounts thereof commonly found at residential or resort properties in the immediate vicinity of a particular Property. Borrower has received no notice from any governmental agency or other Person with regard to Hazardous Materials on, under, or affecting all or any portion of the Collateral; and neither Borrower, any Property, nor the Collateral are in violation of any Environmental Laws with regard to Hazardous Materials.

                  (e) Resort Documents; Club Documents. Borrower has furnished Lender with true and complete copies of each of the Resort Documents and Club Documents. Borrower has obtained formal written approval from the Applicable Governmental Authority (to the extent required by any Applicable Law) to market and sell Intervals and, to the extent that Borrower is deemed to be marketing and selling Club memberships, Club memberships in each jurisdiction in which it has previously or is presently offering Intervals or Club memberships (if applicable) for sale.

            6.10 Full Disclosure. No part of any of the Loan Documents or any certificate or statement furnished by Borrower to Lender contains or will contain any misleading or untrue statement of a material fact and, to the best of Borrower's knowledge, there is no fact, other than facts relating to general economic conditions, which materially adversely affects the business, operations, affairs, conditions, properties, or assets of Borrower which has not been set forth in the Loan Documents or any certificate or statement furnished by Borrower to Lender. Borrower knows of no legal or contractual restriction that will prevent it from offering or selling Intervals to Purchasers in any jurisdiction in which it is offering Intervals for sale.

            6.11 Consent Parties. Lender is a "Consent Party," as such term is defined in that certain Sixth Amended and Restated Declaration of Trust of Oak N' Spruce Resort Trust dated as of September 20, 2004, executed by Borrower and Silverleaf Berkshires, Inc. as further amended and/or restated from time to time (the "Trust Agreement"). In such capacity, Lender is entitled to all easements, remedies, liens, security interests, and other rights granted to any other such Consent Party, including but not limited to those granted pursuant to Section
5.2 of the Trust Agreement.

            6.12 The Club. The Club (a) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas; (b) has all requisite corporate authority to conduct its business as now conducted and as presently contemplated; and (c) is in good standing as a foreign corporation in each jurisdiction in which such qualification is reasonably necessary. Borrower, as manager of the Club, has the right under all Applicable Laws to manage each Resort. The books and records of the Club delivered to Lender are true and complete, and all funds collected from Purchasers have been properly accounted for in all respects and expended for such purposes as are authorized under all applicable Resort Documents, Club Documents, and Applicable Laws.

            6.13 Resort Associations. Each Resort Association is a corporation or an unincorporated association duly organized, validly existing, and in good standing in the jurisdiction in which the Resort to which such Resort Association relates is located. Each Resort Association has the power and authority to conduct its business as it is now or proposed to be conducted.

            6.14 Other Lenders. Borrower and each applicable Affiliate thereof is in full compliance with all of the terms and conditions of all documents and instruments which evidence and/or secure Borrower's and its Affiliates' financial and other obligations to Textron Financial Corporation, Sovereign Bank, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent for Autobahn Funding Company, LLC, and any other Person. All principal, interest, and other amounts owed to each such lender and any other Person (to the extent that the aggregate amount owed to any such lender or other Person exceeds $100,000) as of the Effective Date are set forth in Exhibit "L" hereto.

                       SECTION 7 - AFFIRMATIVE COVENANTS

      Borrower hereby covenants with Lender as follows:

            7.0 Payment and Performance. Borrower shall pay and promptly perform on a timely basis all of its financial and other obligations under the Loan Documents. In addition, Borrower will do all things necessary that are not prohibited by any Applicable Law to prevent the occurrence of an Event of Default hereunder.

            7.1 Insurance. Borrower or the Club shall maintain the following insurance policies ("Insurance Policies") in connection with each Property and
Resort:

                  (a) All-risk builder's risk insurance during any renovation of Improvements in an amount equal to one hundred percent (100%) of the replacement cost of the Property or Resort, providing all-risk coverage on the Property and Resort and the materials stored on the Property, the Resort, and elsewhere, including the perils of collapse and water damage;

                  (b) All-risk insurance on the Property and Resort until the Loan is paid in full, as determined by Lender, in an amount equal to one hundred percent (100%) of the replacement cost of the Property and Resort or in such additional amounts as Lender may require, providing all-risk coverage on the Property and Resort;

                  (c) Such other insurance as Lender may reasonable require, which may cover protection from business interruption, flood, sinkhole, earthquake, hurricane, and other risks.

            All Insurance Policies shall be issued on forms and by companies of at least a Best rating of A-, XII, which are licensed to do business in the state in which the applicable Resort is located, and shall be satisfactory to Lender in all material respects. Borrower shall deliver copies of all Insurance Policies to Lender prior to the Effective Date and shall deliver to Lender evidence of such coverage forty-five (45) days prior to the anniversary date of each Insurance Policy. All Insurance Policies shall have loss made payable to Lender, as mortgagee or secured party, together with the standard mortgagee clause, if such is required in the state in which a particular Resort is located. No Insurance Policy may be terminated, reduced, or materially changed without Lender's prior written consent, and all Insurance Policies shall contain a provision giving Lender thirty (30) days prior notice of termination, reduction, or other material change of the applicable coverage.

                  (d) Proofs of Claim. In case of loss or damage or other casualty, Borrower shall give prompt written notice thereof to the insurance carrier(s) and to Lender. Subject to the prior rights of the applicable Resort Association under the applicable Resort Documents, Lender is authorized and empowered, and Borrower hereby irrevocably appoints Lender as its attorney-in-fact (such appointment is coupled with an interest), at Lender's option, to make or file proofs of loss or damage and to settle and adjust all claims under insurance policies which insure against such risks, to direct Borrower, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss, and to endorse all checks for insurance proceeds payable to Borrower so that the proceeds are payable to Lender.

                  (e) Loss or Casualty. Provided that no Event of Default hereunder then exists and Borrower certifies as to same, the net insurance proceeds shall be made available for the restoration or repair of the applicable Property and Resort if (i) in Lender's reasonable judgment: (A) restoration or repair and the continued operation of such Resort is economically feasible; (B) the value of Lender's security is not reduced; and (C) the casualty loss does not exceed the net insurance proceeds available for restoration, or Borrower or the applicable Resort Association provides a deposit in the amount of any such excess or other evidence satisfactory to Lender that funds are otherwise available to pay any excess costs of restoration; and (ii) the loss does not occur in the six (6) month period preceding the Maturity Date, and Lender's independent consultant certifies that the restoration of the applicable Resort can be completed at least ninety (90) days prior to the Maturity Date. Borrower or the Club shall pay, or cause to be paid, all amounts, in addition to the net insurance proceeds, necessary to pay in full the cost of the restoration or repair. In addition, prior to any disbursement of insurance proceeds subject to this

Agreement for renovation or repair to the applicable Resort, Lender shall have approved in writing (i) all plans and specifications for any proposed repair or restoration; (ii) the construction schedule; and (iii) the architect's and general contractor's contracts for restoration exceeding $100,000.00. Lender may establish other conditions it deems reasonably necessary to assure the work is fully completed in a good and workmanlike manner free of all liens or claims by reason thereof, and in compliance with all Applicable Laws. At Lender's option, the net insurance proceeds shall be disbursed pursuant to a construction escrow acceptable to Lender.

            If an Event of Default hereunder then exists, or any of the conditions set forth in this subsection have not been fully satisfied, or the applicable Property and Resort are not to be restored or repaired, the net insurance proceeds shall be applied to the Indebtedness in such order and manner as Lender may elect, whether or not due and payable, with any excess paid to Borrower.

            Notwithstanding anything in this Agreement to the contrary, for so long as any Interval to which a Financed Note Receivable relates is subject to a Declaration, insurance proceeds shall first be applied in accordance with such Declaration. All Resort Documents and Mortgages shall contain provisions that require disbursement of insurance proceeds to Lender to the extent available under the Declaration for disbursement to Purchasers of Intervals to which Financed Notes Receivable relate, which provisions shall not be modified in any way or deleted without the prior written consent of Lender. In no event shall any Resort Documents or Mortgage permit disbursement of the insurance proceeds for any Interval financed through a Financed Note Receivable directly to such Purchaser to the extent that any unpaid balance is due on such Mortgage.

            7.2 Condemnation. The proceeds of all awards, payments, and claims for damages, direct or consequential, in connection with any condemnation or other taking of any Unit or Interval which is the subject of a Financed Note Receivable or part thereof, or for conveyances in lieu of condemnation (collectively, "Proceeds"), are hereby assigned to and shall be paid to Lender. Lender is authorized (but is under no obligation) to collect any such proceeds. Lender may, in its sole discretion, elect to apply the net proceeds of any such condemnation award (after deduction of Lender's reasonable costs and expenses, if any, in collecting the same) in reduction of the Indebtedness in such order and manner as Lender may elect, whether due or not.

            Notwithstanding anything in this Agreement to the contrary, for so long as any Interval to which a Financed Note Receivable relates is subject to a Declaration, Proceeds shall first be applied in accordance with such Declaration. All Resort Documents and Mortgages shall contain provisions that require disbursement of Proceeds to Lender to the extent available under such Declaration for disbursement to Purchasers of Intervals to which Financed Notes Receivable relate, which provisions shall not be modified in any way or deleted without the prior written consent of Lender. In no event shall any Resort Documents or Mortgage permit disbursement of the condemnation proceeds for any Interval financed through a Financed Note Receivable directly to such Purchaser to the extent that any unpaid balance is due on such Mortgage.

            7.3 Inspections and Audits. Borrower shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit Lender's agents or representatives to inspect the Resorts and Borrower's assets (including financial and accounting books and records), to examine and make copies of any abstracts from the records and books of accounts of Borrower or any Resort Associations (as permitted by Applicable Laws) and to discuss its affairs, finances, and accounts with any of its officers, employees, or independent public accountants. Borrower acknowledges that Lender intends to conduct such audits on at least an annual basis and inspections on a biannual basis. Borrower shall make available all credit information in Borrower's possession or under Borrower's control with respect to Purchasers as Lender may request. All property inspections, audits, copies, and credit investigations shall be at Borrower's expense.

            7.4 Reporting Requirements. So long as any portion of the Indebtedness remains unpaid, Borrower shall furnish the following to Lender:

                  (a) Sales and Inventory Reports. Within twenty (20) days after the end of each calendar month, a report showing all sales and cancellations of sales of Intervals at each Resort for that month, in form and content satisfactory to Lender; and within thirty (30) days after the end of each fiscal year of Borrower, an annual sales and inventory report for each Resort detailing the sales of all Intervals during such fiscal year and the available inventory of Units and Intervals, certified by Borrower to be true, correct, and complete and otherwise in a form approved by Lender;

                  (b) Quarterly Financial Reports. Within forty-five (45) days after the end of each calendar quarter, unaudited financial statements of Borrower, Orlando Breeze Resort Club, and the Club, for that quarter, certified by the respective chief financial officer of each such Person;

                  (c) Year-End Financial Reports. Borrower shall cause to be delivered the financial statements listed in clause (i) below, prepared, in accordance with GAAP;

            As soon as available and in any event within one hundred twenty
(120) days after the end of each calendar year, with respect to Borrower, Orlando Breeze Resort Club and the Club: a balance sheet as of the end of such year and the related statements of operations, capital accounts, and changes therein and the related statements of cash flow for such fiscal year; together with the appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by an independent firm of independent certified public accountants, shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Borrower, each Resort Association, and the Club, as applicable, as of the dates indicated and the results of operations and cash flow for the periods indicated in conformity with GAAP;

                  (d) Audit Reports. Promptly on receipt thereof, one (1) copy of each other report submitted to Borrower, Orlando Breeze Resort Club, and the Club by independent public accountants in connection with all annual, interim, or special audits made by them of the respective books of Borrower, each Resort Association, and the Club;

                  (e) Other Reports. Such other reports, statements, notices, and written communications relating to Borrower, Orlando Breeze Resort Club, the Club, or the Resorts as Lender may require, in its reasonable discretion; and

                  (f) SEC Reports. If applicable, promptly on their becoming available, one (1) copy of each financial statement, report, notice, and proxy statement sent by Borrower to security holders generally, and of each regular or periodic report and each registration statement, prospectus, and written communication (other than transmittal letters) in respect thereof filed by Borrower with, or received by Borrower in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

            7.5 Records. Borrower shall keep adequate records and books of account reflecting all financial transactions of Borrower, including sales of Intervals, in which complete entries shall be made in accordance with GAAP.

            7.6 Management. The management contracts for each Resort (if any) and the Club shall at all times be reasonably satisfactory to Lender. For so long as Borrower controls any Resort Association or the Club, Borrower shall not amend, modify, or waive any provision of or terminate the management contract for any Resort or the Club without the prior written consent of Lender, which consent shall not be unreasonably withheld.

            7.7 Financial Covenants. At all times that any portion of the Indebtedness is outstanding or Lender is obligated to make Advances:

                  (a) Borrower shall not, for more than sixty (60) continuous days, fail to maintain a minimum Tangible Net Worth of at least One Hundred Million Dollars ($100,000,000) plus, on a cumulative basis, fifty percent (50%) of the consolidated net income of Borrower and its Affiliates for the immediately preceding fiscal year, as determined in accordance with GAAP; and

                  (b) Borrower shall ensure that the Interest Coverage Ratio is at least 1.25:1. For purposes hereof, "Interest Coverage Ratio" shall mean, with respect to Borrower for any period, the ratio of (i) EBITDA for such period less capital expenditures, as determined in accordance with GAAP, to (ii) Borrower's interest expense minus all non-cash items constituting interest expense for such period.

            7.8 Maintenance. Borrower, in its capacity as manager, shall fully perform all of its obligations under its management agreement with the Club, including but not limited to its obligation to maintain all Resorts in good repair, working order, and condition and to make or cause to be made all necessary replacements to any Resort.

            7.9 Proceeds. Immediately on Borrower's receipt of proceeds from the sale of any of the Collateral, Borrower shall deliver such proceeds to Lender in their original form and, pending delivery to Lender, Borrower shall hold such proceeds as agent for Lender and in trust therefor.

            7.10 Release and Bonding of Liens. If any lien attaches to all or any portion of the Collateral, Borrower shall, within forty-five (45) days after such attachment, either (a) cause such lien to be released of record; or (b) provide Lender with a bond in accordance with Applicable Laws, issued by a corporate surety acceptable to Lender, in an amount acceptable to Lender and in form acceptable to Lender, in its sole discretion; or (c) provide Lender with such other security as Lender may reasonably require.

            7.11 Claims. Borrower shall (a) promptly notify Lender of (i) any material claim, action or proceeding affecting any Resort or the Collateral, or any part thereof, or any of the security interests granted under this Agreement;
(ii) any material action, suit, proceeding, order, or injunction of which Borrower becomes aware after the Effective Date pending or threatened against or affecting Borrower or any Affiliate of Borrower; and (iii) the occurrence of any Event of Default; (b) at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action, or proceeding; and (c) comply in all respects, and shall cause all Affiliates of Borrower to comply in all respects, with the terms of any orders imposed on such Person by any Governmental Authority. For purposes of this Section 7.11, a claim, action, proceeding, suit, order, or injunction shall not be deemed material unless it relates to an amount claimed or in dispute of $100,000 or more.

            7.12 Other Documents. Borrower shall maintain accurate and complete files relating to the Notes Receivable and all other Collateral to the satisfaction of Lender, and such files will contain copies of each Note Receivable, together with the corresponding purchase agreements, truth-in-lending statements, all relevant credit memoranda, and all collection information and correspondence relating to such Notes Receivable.

            7.13 Loan Servicing. Borrower shall be the initial servicer of the Financed Notes Receivable, pursuant to the Servicing Agreement. However, upon the occurrence of (a) an Event of Default; (b) fraud, misrepresentation, willful misconduct, negligence or any other breach by Servicing Agent in the performance of its duties and obligations under the Servicing Agreement, Lender shall provide written notice to Borrower that all such servicing responsibilities shall immediately be transferred to Lender. Any and all costs related to such transfer as well as all reasonable fees charged and costs incurred by Lender in servicing the Financed Notes Receivable shall be paid by Borrower.

            7.14 Compliance with Applicable Laws, Etc. Borrower shall at all times comply fully with, conform to, and obey, and shall cause the Club to comply fully with, conform to, and obey, each and every Applicable Law and judgment, indenture, instrument, agreement, and document to which it is a party or by which it or any of its assets is subject. Prior to offering Intervals for sale in any jurisdiction in which such offers are not occurring as of the Effective Date, Borrower shall notify Lender and provide Lender with evidence satisfactory to Lender, in Lender's sole discretion, including but not limited to a legal opinion issued by an attorney licensed in such jurisdiction and acceptable to Lender, that Borrower has fully complied with the Timeshare Act and all other Applicable Laws governing the marketing and sale of Intervals in such jurisdiction.

            7.15 Costs and Expenses. Borrower shall pay when due all costs and expenses required by this Agreement, including but not limited to the following:
(a) all taxes and assessments applicable to the Collateral; (b) all fees, charges, and taxes in connection with filing or recording the Loan Documents;
(c) all fees and commissions lawfully due to brokers, salespersons, and agents in connection with the Loan and the Collateral; (d) all fees and expenses of outside counsel to Lender, including but not limited to all fees and expenses had or incurred in connection with: (i) the preparation and negotiation of Loan Documents, including, without limitation, all due diligence review which, in such counsel's sole discretion, is reasonably necessary or appropriate in connection with the Loan; (ii) the interpretation or enforcement of any of the provisions of, or the creation, preservation, or exercise of rights and remedies under, any of the Loan Documents; (iii) the preparation for, negotiations regarding, consultations concerning, or the defense or prosecution of legal proceedings involving any claim or claims made or threatened against Lender in connection with the Loan or the preservation or protection of the Collateral, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened, including those for pre-trial, trial, appellate, bankruptcy, and probate matters, and all costs associated therewith, including, without limitation, receivers' fees, appraisers' fees, engineers' fees, accountants' fees, independent consultants' fees, including, without limitation, environmental consultants, outlays for documentary and expert evidence, and stenographers' charges, publication costs, and costs, which may be estimates as to items to be expended after entry of an order or judgment, for procuring all such abstracts of title, title, and UCC searches, and examination, title policy, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action; (e) all title insurance policies and title examination charges, including, without limitation, premiums for such title insurance policies; (f) all survey costs and expenses, including, without limitation, the cost of any survey requested by Lender; (g) all premiums for the insurance policies required by Lender; (h) all travel and out-of-pocket expenses of Lender or its agents to conduct inspections or audits; (i) all servicing fees, lockbox fees, custodial fees, wire fees, and collection costs in connection with the Loan; (j) all other costs and expenses payable to third parties incurred by Borrower in connection with the consummation of the transactions contemplated by this Agreement; and (k) all other reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender, including, without limitation, repair costs and payments to remove or protect against liens. All costs and expenses to be paid by Borrower to Lender shall be due as a condition precedent to each Advance, or at Lender's election, within ten (10) days following Lender's delivery to Borrower of written notification of such costs and expenses from Lender, and all such costs and expenses shall be secured by all of the Collateral.

            7.16 Covenants as to each Property, Resort, the Intervals, and the Club.

                  (a) Title; Prior Liens. Borrower has and will retain good and marketable title to all Collateral and to each Resort's recreational facilities and amenities. Borrower shall not engage in or permit any act or omission which would, with notice, the passage of time, or both, constitute a default under any of the documents evidencing or securing any indebtedness which is secured, wholly or in part, by any assets of Borrower. There are no liens or encumbrances against any Resort's recreational facilities and amenities, other than the Permitted Exceptions. All necessary approvals for the continued offering for sale of Intervals will continue to be obtained.

                  (b) Amenities. Each Purchaser will have access to and the use of all of the amenities and public utilities of each Resort as and to the extent provided in the applicable Resort Documents.

                  (c) Operation. Each Property, Resort, Unit, and the other Improvements will be operated in compliance with all applicable zoning requirements, building codes, subdivision ordinances, licensing requirements, covenants, conditions, and restrictions of record, and all other Applicable Laws.

                  (d) Resort Documents and Club Documents. The Resort Documents and the Club Documents shall comply with all Applicable Laws, including, without limitation, the Timeshare Acts and all of the rules and regulations promulgated thereunder. The Resorts have been established and dedicated as, and will remain, timeshare projects.

                  (e) Assessments. The Club will have the authority to levy annual and other assessments to cover the costs of maintaining and operating the Resorts and the Club. The Club will remain solvent, and all levied assessments upon Purchasers will be adequate to cover the costs of maintaining and operating the Resorts and the Club. There are no events which currently exist or could reasonably be foreseen by Borrower which could give rise to a material increase in such costs. Borrower shall obtain, at its sole cost, an annual reserve analysis with respect to the Improvements at each Resort, copies of which shall be furnished to Lender promptly following Borrower's receipt thereof.

            7.17 Exchange Companies. Borrower has entered into written agreements with Resort Condominiums International, LLC and Interval International, Inc., pursuant to which the Club and the Resorts are affiliated with one (1) or both such external exchange programs. Borrower has provided Lender with a copy of such affiliation and related agreements, and Borrower shall promptly pay all fees and other amounts as and when due and owing under such agreements and shall remain in good standing under such agreements.

            7.18 Representations as to the Collateral.

                  (a) Title. Borrower has, on the date of the Initial Advance, and will retain thereafter good and marketable title to the Collateral, free and clear of all liens, security interests, charges, and encumbrances except for (i) the security interests created by this Agreement or otherwise created in favor of Lender; and (ii) the Permitted Exceptions. No Financing Statement or other instrument similar in effect covering all or any part of the Collateral is or will be on file in any recording or filing office, except such as may have been filed or recorded in favor of Lender.

                  (b) Binding Obligations. On the date of its pledge and assignment to Lender, each Financed Note Receivable and Replacement Note Receivable will constitute an Eligible Note Receivable.

                  (c) Community Property. The Purchase Documents will be executed by Purchasers in connection with the purchase of Intervals and, as to individuals, bind the marital community of married individual partners, to the extent community property statutes are applicable.

                  (d) Compliance with Applicable Laws. The Purchase Documents will continue to comply with all Applicable Laws. The marketing, sale, offering for sale, rental, and solicitation of Purchasers or, if applicable, lessees, and the financing of Intervals (i) do not and will not constitute the sale, or the offering for sale, of securities subject to the registration or other requirements of the Securities Act of 1933, as amended, or any state securities law; (ii) do not and will not violate the Interstate Land Sales Full Disclosure Act, the Timeshare Acts, or any other Applicable Laws; and (iii) do not and will not violate any consumer credit or usury statute of the state or county in which any Resort is located or any jurisdiction in which sales or solicitation activities regarding the Intervals occur. To the extent required by Applicable Laws, all Interval marketing and sales activities will be performed by employees or independent contractors of Borrower, who will be and shall remain, to the extent required by Applicable Laws, properly licensed real estate brokers or salespersons.

                  (e) Enforceability. The Purchase Documents will be original, genuine, and in all respects what they purport to be, and will be enforceable according to their terms. All statements contained in the Purchase Documents shall be true, and all unpaid balances shown therein shall be correct. Borrower has and will have full right to enter into the Purchase Documents, and all parties to the Purchase Documents will have full capacity to contract.

                  (f) Mortgages. Each Mortgage will create and evidence a first priority security interest in the purchased Interval.

            7.19 Patriot Act.

                  At all times during the term of the Loan, Borrower and all of its Affiliates shall (i) not be Prohibited Persons; and (ii) be in full compliance with the Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub L. No. 107-56 Stat. 272 (2001) and all amendments thereto. For purposes hereof, "Executive Order" means Executive Order No. 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001, and all applicable orders, rules, regulations, and recommendations promulgated under or in connection therewith, and all amendments of the foregoing.

                  In addition, "Prohibited Person" means any Person:

                  (a) listed in the Annex to, or otherwise subject to the provisions of, the Executive Order;

                  (b) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

                  (c) with whom Borrower or Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

                  (d) who commits, threatens, or conspires to commit or supports "terrorism" as defined in the Executive Order;

                  (e) that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http:\www.treas.gov.ofac\t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

                  (f) who is an Affiliate of a Person listed above.

            7.20 Other Indebtedness. Borrower shall comply fully with all financial and other obligations which it owes to Textron Financial Corporation, Sovereign Bank, DZ Bank AG Deutsche Zentral-Genossenschaftsbank, as agent for Autobahn Funding Company, LLC, and any other Person and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the foregoing credit facilities.

                         SECTION 8 - NEGATIVE COVENANTS

      Borrower covenants and agrees with Lender as follows:

            8.0 Consolidation and Merger. Borrower shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, unless Borrower is the surviving entity and the requirements of
Section 8.1(b) below remain satisfied. Borrower will not sell or lease all or substantially all of its assets, including real and personal property, out of the ordinary course of its business.

            8.1 Restrictions on Transfers. Except as set forth in this Agreement, Borrower shall not, without obtaining the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion, transfer, sell, convey, lease, or encumber (A) all or any portion of the Collateral; or
(B) any real or personal property of any kind covered by a Negative Pledge Agreement (or cause or permit Silverleaf Club to do so), nor shall Borrower or Silverleaf Club contract to do any of the foregoing, including entering into options to purchase and installment sales contracts.

            8.2 Operation of Business. Borrower shall not materially change the type or character or the standard operation of Borrower out of the ordinary course of its current business.

            8.3 Timeshare Regimes; Purchase Documents. Without Lender's prior written consent, Borrower shall not (a) materially amend, modify, or terminate any of the Resort Documents or the Club Documents, unless such amendment or modification is required either (i) to cause additional Units and/or Intervals to be annexed into the existing timeshare regime of a Resort; or (ii) by Applicable Law, in which event Borrower shall implement the same and give prompt written notice thereof, along with copies of the revised documents, to Lender; or (b) materially revise the forms of any of the Purchase Documents.

            8.4 Collateral. Borrower shall not take any action (nor permit or consent to the taking of any action) that might reasonably be anticipated to materially impair the value of all or any portion of the Collateral or any of the rights of Lender in and to the Collateral. Without Lender's prior written consent, Borrower shall not, except as expressly permitted by Section 2.17 hereof: (a) modify or amend any of the Financed Notes Receivable or any related Purchase

Documents; (b) grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Purchaser liable for the payment of, or allow any credit whatsoever except for the amount of cash to be paid on, any Collateral or any instrument or document representing the Collateral; or (c) materially alter Borrower's credit underwriting criteria.

            8.5 Sales. Borrower shall not market or cause to be marketed, attempt to sell or cause to attempt to sell, or sell or cause the sale of any Intervals unless, prior to taking any such actions, Borrower delivers to Lender the applicable Compliance Documents and provides Lender with evidence satisfactory to Lender that Borrower has complied and is in compliance with all Applicable Laws regarding same.

            8.6 Management Contracts. Without Lender's prior written consent, Borrower shall not materially amend, modify, assign, or encumber any management contract in connection with any Resort or the Club.

            8.7 Subordinated Debt. Borrower shall not, directly or indirectly, without Lender's prior written consent, permit the amendment, rescission, or other modification of any of Borrower's Subordinated Debt, as described on Exhibit "N" hereto, in such a manner as to affect adversely the first lien priority of Lender in and to all of the Collateral.

            8.8 Use of Lender's Name. Borrower shall not, and will not permit any Affiliate of Borrower, without the prior written consent of Lender, to use the name of Lender or the name of any affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan, and as required in dealings with Governmental Authorities.

                         SECTION 9 - EVENTS OF DEFAULT

      The occurrence of any of the following constitutes an Event of Default:

            9.0 Payments. Borrower fails to make any payment of the Indebtedness when due and such failure continues for more than three (3) calendar days following Lender's giving of written or oral notice of such failure.

            9.1 Representations. Any representation or other statement made by or on behalf of Borrower in the Loan Documents or in any certificate or instrument furnished in compliance with or in reference to the Loan Documents is false, misleading, or incorrect in any material respect as of the date made or reaffirmed.

            9.2 Enforceability of Liens. Any lien or security interest granted by Borrower in favor of Lender becomes invalid or unenforceable, in whole or in part, or is not, or ceases to be, a perfected first priority lien or security interest in favor of Lender, encumbering the asset which it is intended to encumber, and Borrower fails to cause such lien or security interest to become, in its sole discretion, a valid, enforceable, and perfected first priority lien or security interest in a manner satisfactory to Lender within ten (10) calendar days after Lender delivers written notice thereof to Borrower.

            9.3 Financial Condition. The financial condition of Borrower, any Resort Association, or the Club has materially and adversely changed since the date of the last financial statement provided to Lender, pursuant to Section 7 hereof. For purposes hereof, Borrower's financial condition shall be deemed to have materially and adversely changed if Borrower fails to have positive income, as determined in accordance with GAAP, for any two (2) consecutive calendar quarters.

            9.4 Judgments; Liens. The issuance, filing, or levy against Borrower, any Property, any Resort, any Unit, or the Club of one (1) or more attachments, injunctions, executions, tax liens, or judgments for the payment of money cumulatively in excess of $100,000.00, which is not discharged in full or stayed within forty-five (45) days after issuance or filing.

            9.5 Bankruptcy. The institution of any proceeding by or against Borrower or any Affiliate thereof under any bankruptcy or insolvency laws, an assignment of Borrower's or its Affiliates' assets for the benefit of its creditors, or Borrower's or its Affiliates' admission in writing of its inability to pay its debts as they mature or become due.

            9.6 Maximum Financed Notes Receivable Delinquencies. If at any time more than ten percent (10%) of all Financial Notes Receivable are thirty (30) or more days contractually past due.

            9.7 Failure to Permit Inspections. Borrower's failure strictly to comply with the provisions of Section 7.3 hereof.

            9.8 Operation of Business. The termination or suspension of the operation of Borrower out of the ordinary course of its business.

            9.9 Use of Resorts. Any act of or failure to act by Borrower which materially and adversely limits the rights of Purchasers to use the common areas and recreational facilities of any of the Resorts, including but not limited to a default by Borrower or any Affiliate thereof under any loan documents to which Borrower or its Affiliate is a party.

            9.10 Exchange Program. The termination of any affiliation or licensing agreement with an internal or external exchange program without such affiliation or licensing agreement being replaced with a substantially similar contract or licensing agreement acceptable to Lender.

            9.11 Default by Borrower With Respect to Other Indebtedness. Any default by Borrower or any Affiliate thereof in the repayment of indebtedness for borrowed money from Textron Financial Corporation, Sovereign Bank, DZ Bank AG Deutsche Zentral-Genossen-schaftsbank, as agent for Autobahn Funding Company, LLC, or any other Person after the expiration of any applicable grace or cure period, any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice, the passage of time, or both) of the maturity of such indebtedness, or any default which permits the holder of such indebtedness to elect a majority of the board of directors of Borrower, any Affiliate thereof, or otherwise control Borrower or any Affiliate thereof.

            9.12 Default Under Other Loan Documents. An "Event of Default" or "Default" occurs under any of the other Loan Documents.

            9.13 Covenant Defaults. Borrower's failure to perform or observe any covenant, negative covenant, agreement, or obligation contained in this Agreement or any of the other Loan Documents (other than as set forth above in this Section), if such failure continues for thirty (30) calendar days after Lender's delivery of written notice thereof to Borrower.

            9.14 Maintenance and Operation of Resorts. Borrower, the Club, or any Resort Association fails to fund and otherwise provide for the proper maintenance, repair, renovation, refurbishment, and efficient operation of the Club and all of the Resorts, as determined by Lender, in its reasonable discretion.

             SECTION 10 - CERTAIN RIGHTS AND REMEDIES UPON DEFAULT

            10.0 Rights and Remedies. Upon the occurrence of an Event of Default, Lender may take any one (1) or more of the following actions, all without demand or notice to Borrower:

                  (a) Acceleration. Declare the unpaid balance of the Indebtedness, or any part thereof, to be immediately due and payable, at which point the same shall immediately be due and payable.

                  (b) Termination of Obligation to Advance. Terminate any commitment of Lender to make Advances under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate.

                  (c) Judgment. Reduce Lender's claim to judgment, foreclose, or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial or non-judicial procedure.

                  (d) Sale of Collateral. Exercise all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral), including but not limited to: (i) requiring Borrower to, and Borrower agrees that it will, at its expense and on request of Lender, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (ii) enter on any premises of Borrower and take possession of any of the Collateral; and (iii) sell the Collateral or any part thereof in one (1) or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit, or for future delivery, and at such price or prices and on such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by the Law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by Applicable Law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Borrower shall remain liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by Applicable Law, Borrower hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any Applicable Law as now existing or hereafter enacted.

                  (e) Receiver. Apply by appropriate judicial proceedings for the appointment of a receiver for the Collateral, or any part thereof, which receiver shall be entitled to exercise all of the rights of Lender as set forth in Section 10.(d) above, and Borrower consents to any such appointment.

                  (f) Replacement of Servicer. Without demand or notice of any kind, upon an Event of Default, Lender may terminate the Servicing Agreement and replace Borrower, as Servicer, with such Person as Lender may select, in its sole discretion, including but not limited to Lender.

                  (g) Exercise of Other Rights. Exercise any and all other rights and remedies afforded by Applicable Law or by the Loan Documents as Lender shall deem appropriate, at law, in equity, or otherwise, including, without limitation, the right to bring suit or other proceedings, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

            10.1 Application of Collateral; Termination of Agreements. On the occurrence of an Event of Default, Lender may apply against the Indebtedness any and all Collateral in its possession, any and all balances, credits, deposits, accounts, reserves, indebtedness, or other monies due or owing to Borrower held by Lender under this Agreement or under any other financing agreement or otherwise, whether accrued or not.

            10.2 Waiver. No delay or failure for any reason of Lender to exercise any right or remedy arising from the occurrence of any Event of Default shall exhaust or impair any such right or power or prevent its exercise during the continuance of such Event of Default or following a subsequent Event of Default. No waiver by Lender of any such Event of Default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent Event of Default, or to impair the rights resulting therefrom except as may be otherwise provided therein. Borrower hereby waives notice of the occurrence of any Event of Default, presentment, and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration, and nonpayment, and agrees that its liability hereunder shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases, or changes. Borrower also waives the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation evidenced or secured by any of the Loan Documents.

            10.3 Cumulative Rights. All rights and remedies available to Lender under this Agreement and the other Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan. The giving, taking, or enforcement of any other or additional security,

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

collateral, or guaranty shall not be considered the waiver of any rights, powers, or remedies of Lender, nor shall Lender be required to look first to enforce or exhaust such other or additional security, collateral, or guarantees.

            10.4 Survival on Termination. Any termination of this Agreement, either through the occurrence of an Event of Default or by lapse of time, the giving of notice, or otherwise, shall not absolve, release, or otherwise affect the liability of Borrower with respect to transactions prior to such termination, or affect any of the liens, security interests, rights, powers, or remedies of Lender, but they shall, in all events, continue until the Indebtedness has been repaid in full and all other obligations of Borrower arising under any of the Loan Documents have been fully satisfied.

                     SECTION 11 - CERTAIN RIGHTS OF LENDER

            11.0 Protection of Collateral. Lender may at any time and from time to time take such actions as Lender deems reasonably necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral. Borrower agrees to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's liens and security interests therein. Any and all costs and expenses incurred by Lender or its agents in connection with the preservation of the Collateral and Lender's liens and security interests with respect thereto shall be borne entirely by Borrower and added to the Indebtedness.

            11.1 Performance by Lender. If Borrower fails to perform any covenant in this Agreement or any of the other Loan Documents, Lender may, but shall not be obligated to, cause the performance of such covenant, and any expenses of Lender incurred in connection therewith shall promptly be payable by Borrower as additional Indebtedness, bearing interest at the Default Rate until paid.

            11.2 Assignment of Lender's Interest. Lender may, at any time and without the consent of Borrower, grant participations in or sell, transfer, assign, or convey all or any portion of its rights, title, and interest in and to the Loan, the Note, this Agreement, and the other Loan Documents, any guaranties given in connection with the Loan, and the Collateral. If Lender sells, transfers, conveys, or assigns all of Lender's right, title, and interest in the Loan or the Note, Lender shall give notice thereof to Borrower, whereupon Lender shall be fully released from all liability and obligations of Lender under the Note and under all other transferred Loan Documents from and after the date of such transfer, provided that such transferee agrees to be bound by the obligations of Lender thereunder. Notice to Borrower shall not be required for any partial sale, transfer, assignment, or conveyance of the Loan or the Note.

            11.3 Notice to Purchaser. Borrower authorizes both Lender and its agents to communicate at any time and from time to time, whether prior to or after the sale of an Interval, with any Purchaser or any other Person primarily or secondarily liable under a Financed Note Receivable with regard to the lien of Lender thereon and any other matter related thereto. Lender may perform, at Borrower's expense, any and all credit investigations as Lender may deem necessary to determine whether any such Purchaser meets the requirements to qualify the Note Receivable as an Eligible Note Receivable.

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

            11.4 Collection of Notes. As provided in Section 3.6(a) hereof, Borrower shall direct and authorize each Purchaser and other Person liable for the payment of any Financed Notes Receivable to pay each installment due thereon to Lender or Lockbox Agent, unless and until otherwise directed by Lender. Borrower hereby irrevocably authorizes, directs, and empowers Lender to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrower and on such endorsements, to collect and receive the money therefor. Upon the payment and satisfaction in full of all Indebtedness, Lender will, at Borrower's request and sole expense, give written notice as necessary to redirect payments of the Financed Notes Receivable as requested by Borrower.

            11.5 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender as Borrower's true and lawful agent and attorney-in-fact, with full power of substitution, for Borrower and in Borrower's name, place, and stead, or otherwise, to (a) endorse any checks or drafts payable to Borrower in the name of Borrower and in favor of Lender; (b) to demand and receive from time to time any and all property, rights, titles, interests, and liens hereby assigned and transferred, or intended so to be, and to give receipts for same; and (c) on the occurrence and during the continuance of any Event of Default,
(i) to institute and prosecute in the name of Borrower or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the property, rights, titles, interests, and liens hereby assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings in respect of any of the property, rights, titles, interests, and liens; and (ii) generally to do all and any such acts and things in relation to the Collateral as Lender deems advisable. Borrower hereby declares that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by Borrower in any manner, or for any reason, unless and until all Indebtedness has been repaid in full and all other obligations of Borrower under the Loan Documents have been fully satisfied.

            11.6 Indemnification of Lender. Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever, including but not limited to reasonable attorneys' fees and court costs, which may be imposed on, incurred by, or asserted against Lender (collectively, "Liability"), in any way relating to or arising out of (a) the Loan Documents; (b) any of the transactions contemplated therein or thereby; (c) the willful or negligent acts or omissions of Borrower; or (d) in connection with any Hazardous Materials or the failure by Borrower, any Affiliate of Borrower, any Resort, any Property, the Club, or any Resort Association to comply fully with any Environmental Law, provided that Borrower shall have no obligation to indemnify Lender from any Liability resulting solely from Lender's gross negligence or willful misconduct. Upon written notice, Borrower will reimburse Lender for all legal and other expenses reasonably incurred by or on behalf of Lender, including, without limitation, such costs incurred in all bankruptcy and probate proceedings, in connection with investigating or defending each Liability. This indemnity shall be in addition to any liability which Borrower may have to Lender in equity, at common law, or otherwise. This Section shall survive the payment in full of the Indebtedness and the expiration or termination of this Agreement.

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

            11.7 Relief from Automatic Stay, Etc. To the fullest extent permitted by law, in the event that Borrower shall make application for or seek relief or protection under the U.S. Bankruptcy Code (the "Bankruptcy Code") or any other debtor relief laws, or in the event that any involuntary petition is filed against Borrower thereunder, and not dismissed with prejudice within forty-five (45) days, then the automatic stay provisions of Section 362 of the Bankruptcy Code are hereby modified as to Lender to the extent reasonably necessary to implement the provisions hereof permitting set-off and the filing of financing statements or other documents or instruments; and Lender shall automatically and without demand or notice (each of which is hereby waived by Borrower) be entitled to immediate relief from any automatic stay imposed by
Section 362 of the Bankruptcy Code or otherwise, on or against the exercise of any rights or remedies otherwise available to Lender, pursuant to any of the Loan Documents or Applicable Law.

                           SECTION 12 - MISCELLANEOUS

            12.0 Notice. All notices and other communications required or permitted to be given hereunder shall be in writing addressed to the respective party as set forth below and may be personally served or sent by reputable overnight courier or U.S. Mail and shall be deemed given: (a) if delivered in person, when so delivered; (b) if sent by reputable overnight courier, on the first business day after delivery to such courier; or (c) if sent by U.S. Mail, certified or registered mail, return receipt requested, on the third (3rd) day after deposit in the mail postage prepaid.

            Lender:         Resort Funding LLC
                            360 S. Warren Street
                            Sixth Floor
                            Syracuse, New York 13202
                            Attention: Lisa M. Henson, President &
                                       Chief Operating Officer

            with copy to:   Holland & Knight LLP
                            2099 Pennsylvania Avenue
                            Washington, D.C.  20006
                            Attention: Mel S. Weinberger, Esq.

            Borrower:       Silverleaf Resorts, Inc.
                            1221 River Bend Drive, Suite 120
                            Dallas, Texas 75247
                            Attention: Robert E. Mead

            with copy to:   Meadows, Owens, Collier, Reed, Cousins & Blau, LLP
                            901 Main Street, Suite 3700
                            Dallas, Texas 75202
                            Attention: George R. Bedell, Esq.

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

            12.1 Broker's Fees. There are no broker's, finder's, or other similar fees due with respect to the transactions described in the Agreement.

            12.2 Lender Not a Fiduciary. The relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

            12.3 No Purchase. Borrower and Lender hereby acknowledge and agree that the assignment of Collateral to Lender in accordance with this Agreement and the other Loan Documents does not constitute a purchase or sale of Collateral. Such assignment is meant and intended to constitute a hypothecation of Collateral and shall be treated as such.

            12.4 Consent to Advertising and Publicity. Borrower hereby agrees that Lender may issue and disseminate to the public information describing the Loan.

            12.5 Entire Agreement. The Loan Documents embody the entire agreement between the parties, supersede all prior agreements and understandings between the parties, whether written or oral, relating to the subject matter of this Agreement, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

            12.6 Modification. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower.

            12.7 Severability. If any provision of this Agreement or any other Loan Document is declared invalid, such provision shall be inapplicable and deemed omitted, but the remaining provisions shall be given full force and effect.

            12.8 Binding Effect. The Loan Documents shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

            12.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and when taken together, shall constitute one and the same Agreement. This Agreement shall become effective on Lender's receipt of one or more counterparts of this Agreement signed by Borrower.

            12.10 Headings. The headings contained herein are for convenience of reference only and shall not be used in the interpretation of this Agreement.

            12.11 Survival. All representations, warranties, covenants, and agreements made by Borrower herein in any of the other Loan Documents and in any other agreement, document, instrument, or certificate delivered by or on behalf of Borrower under or pursuant to the Loan Documents shall be considered to have been relied on by Lender and shall survive the delivery to Lender and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

            12.12 Choice of Law, Jurisdiction, and Venue. The Loan Documents shall be deemed to have been negotiated, made, and executed in the County of Onondaga, State of New

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

York. The Loan Documents shall be interpreted, construed, and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

            BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THE LOAN DOCUMENTS SHALL BE LITIGATED, AT LENDER'S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF ONONDAGA, STATE OF NEW YORK. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER IN CONNECTION, DIRECTLY OR INDIRECTLY, WITH THE LOAN.

            12.13 Jury Trial Waiver. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING OUT OF THE LOAN OR THE LOAN DOCUMENTS. BORROWER AND LENDER HEREBY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A LENDING RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THE LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

                      [Signature Pages Begin on Next Page]

      IN WITNESS WHEREOF, the parties set their hands the date above first written.

                                      LENDER:
_______________________________
Witness                               RESORT FUNDING LLC, a Delaware limited
_______________________________       liability company
Print Name
                                      By: /S/ THOMAS J. HAMEL
                                          -------------------------
                                      Print Name: Thomas J. Hamel
_______________________________       Title:      CEO
Witness
_______________________________
Print Name

                                      BORROWER:
/S/ PATRICIA K. DOREY
-------------------------------
Witness                               SILVERLEAF RESORTS, INC., a Texas corp-
Patricia K. Dorey                     oration
-------------------------------
Print Name

/S/ KIM W. MURDOCK                    By: /S/ HARRY J. WHITE, JR.
------------------------                  ----------------------------------
Witness                                   Name:  Harry J. White, Jr.
Kim W. Murdock                            Title: CFO
-------------------------------
Print Name

Exhibits to Agreement not filed herewith:

EXHIBIT A-1     Property Description of Apple Mountain Resort
EXHIBIT A-2     Property Description of Fox River Resort
EXHIBIT A-3     Property Description of Hill Country Resort
EXHIBIT A-4     Property Description of Holiday Hills Resort
EXHIBIT A-5     Property Description of Holly Lake Resort
EXHIBIT A-6     Property Description of Lake O' The Woods Resort
EXHIBIT A-7     Property Description of Oak N' Spruce Resort
EXHIBIT A-8     Property Description of Orlando Breeze Resort
EXHIBIT A-9     Property Description of Ozark Mountain Resort
EXHIBIT A-10    Property Description of Piney Shores Resort
EXHIBIT A-11    Property Description of Silverleaf's Seaside Resort
EXHIBIT A-12    Property Description of The Villages
EXHIBIT A-13    Property Description of Timber Creek Resort
EXHIBIT B       Permitted Exceptions
EXHIBIT C       Form of Reassignment of Notes Receivable and Mortgages
EXHIBIT D       Closing Checklist for Initial Advance
EXHIBIT E       Deliveries Prior to Each Advance
EXHIBIT F       Form of Request for Advance

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

EXHIBIT G       Litigation and Proceedings
EXHIBIT H       List of Club Documents
EXHIBIT I       Form of Allonge
EXHIBIT J-1     Form of Collateral Assignment of Notes Receivable and Mortgages
EXHIBIT J-2     Form of Collateral Assignment of Notes Receivable and
                Certificates of Beneficial Interest
EXHIBIT K       List of Declarations
EXHIBIT L       Material Amounts Owed to Lenders and Other Persons
EXHIBIT M       List of Recreation and Use Agreements
EXHIBIT N       Subordinated Debt

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